UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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TranSwitch Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2008

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of TranSwitch Corporation, a Delaware corporation (the “Corporation”), will be held on Thursday, May 22, 2008, at 10:00 A.M., local time, at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut 06611 for the following purposes:

1.	To elect eight directors to the Corporation’s Board of Directors to serve until the next Annual Meeting of Stockholders;

2.	To ratify the appointment of UHY LLP as the Corporation’s independent certified public accountants for the fiscal year ending December 31, 2008;

3.	To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation that will allow the Corporation’s Board of Directors to effect a Reverse Split (the “Reverse Split”) of the Corporation’s Common Stock, $.001 par value per share, and to grant the Corporation’s Board of Directors the authority, in its sole discretion, (i) to set the ratio for the Reverse Split within the range of one-for-two up to one-for-twenty, or (ii) to not complete the Reverse Split. A proposal substantially identical to this proposal was adopted by vote of the Corporation’s stockholders at the Corporation’s 2003, 2005, 2006 and 2007 Annual Meeting of Stockholders; however, the Board of Directors did not implement a Reverse Split during the time period covered by the 2003, 2005, 2006 and 2007 proposals;

4.	To approve the TranSwitch Corporation 2008 Equity Incentive Plan; and

5.	To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement that is attached to and made a part of this Notice.

The Board of Directors has fixed the close of business on March 26, 2008, as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Michael C. McCoy
Corporate Secretary

Shelton, Connecticut

April     , 2008

Three Enterprise Drive

Shelton, Connecticut 06484

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Corporation’s Board of Directors of proxies for use in voting at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2008, at 10:00 A.M., local time, at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, CT 06611, or at any continuation or adjournments thereof.

This Proxy Statement, the enclosed proxy card and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, are being mailed and made available electronically to stockholders entitled to vote at the Annual Meeting on or about April     , 2008.

Revocability of Proxies

The execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) voting in person at the Annual Meeting. Deliveries to the Corporation should be sent to its principal executive office, addressed to Mr. Michael McCoy, Corporate Secretary, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484.

Record Date; Voting Securities

The Board of Directors has fixed the close of business on March 26, 2008 as the Record Date. Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournments thereof. As of the Record Date, 133,207,796 shares of Common Stock, $.001 par value per share, of the Corporation were issued, outstanding and held of record by 471 stockholders.

Voting and Solicitation

On each proposal submitted to a vote at the Annual Meeting, each stockholder is entitled to cast one vote for each share of Common Stock held as of the record date. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

The persons named as attorneys in the proxies, Dr. Santanu Das and Mr. Robert A. Bosi, were selected by the Board of Directors and are directors and/or named executive officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by them, or one of them if both are not available, as stated below. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

At the Annual Meeting, the stockholders will consider and vote on proposals to: (1) elect the nominated directors (the “Nominees”); (2) ratify the appointment of UHY LLP as the Corporation’s independent public accountants for the fiscal year ending December 31, 2008 (the “Ratification of UHY”); (3) approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) that will allow the Corporation’s Board of Directors to effect a reverse split (the “Reverse Split”) of the Corporation’s Common Stock, $.001 par value per share (the “Common Stock”), and to grant the Corporation’s

Board of Directors the authority, in its sole discretion, (a) to set the ratio for the Reverse Split within the range of one-for-two up to one-for-twenty, or (b) not to complete the Reverse Split; (4) approve the TranSwitch Corporation 2008 Equity Incentive Plan; and (5) to transact such other business as may properly come before the meeting and any continuations or adjournments thereof, as further described in this Proxy Statement.

Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR any such proposal if no specification is indicated.

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares of Common Stock for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. In the election of directors, the eight Nominees receiving the highest number of affirmative votes of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting shall be elected as directors. For proposal (3), the approval of the Charter Amendment to allow the Board of Directors to effect the Reverse Split, the affirmative vote of a majority of the outstanding shares of Common Stock, voting in person or represented by proxy is required for approval. For all other matters being submitted to stockholders of this Annual Meeting, the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, and voting on that matter is required for approval. Shares of Common Stock represented by properly completed proxies that have not been revoked will be voted at the Annual Meeting. For purposes of qualifying as a properly completed proxy, the proxy has to be received, properly marked, dated and signed, or it has to be submitted via the Internet or by telephone by following the instructions on the proxy card. An automated system administered by ADP Investor Communication Services (“ADP”) tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Shares of Common Stock voted to abstain, because they are not affirmative votes for the matter, will have the same effect as votes against the matter. Shares of Common Stock subject to broker “non-votes” are not considered to have been voted for the particular matter and (a) regarding the Charter Amendment proposal, are considered votes against the matter, and (b) regarding all other matters have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Common Stock from which the majority is calculated.

Internet and Telephone Voting

For shares of common stock that are beneficially owned and held in “street name” through a broker or other nominee, stockholders have the opportunity to vote via the Internet or by telephone by utilizing a program provided through ADP. Votes submitted electronically via the Internet or by telephone through this program must be received by 11:59 p.m., Eastern Daylight Time, on May 21, 2008. The giving of such a proxy will not affect the right to vote in person, should the stockholder decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Costs of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Corporation, the Board of Directors has nominated eight persons for election as directors of the Corporation at the Annual Meeting (the “Nominees”). Six of the Nominees are currently members of the Corporation’s Board of Directors. On April 9, 2008, the Board of Directors expanded the Board to eight members. On March 31, 2008, Erik van der Kaay informed the Corporation that he would not stand for re-election as a member of the Board of Directors at the 2008 Annual Meeting. Herbert Chen and Thomas H. Baer are nominees presented by the Nominating and Corporate Governance Committee of the Board of Directors.

The directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until the earlier of their death, resignation or removal. Shares of Common Stock represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual Nominee or for all Nominees will be voted (unless one or more Nominees are unwilling or unable to serve) FOR the election of the Nominees. The Board of Directors knows of no reason why any Nominee should be unwilling or unable to serve, but if such should be the case, proxies will be voted for the election of another person or the Board of Directors may vote to fix the number of directors at a lesser number. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors.

The following table sets forth the directors of the Corporation, who are also the Nominees for director, other than Mr. van der Kaay, to be elected at the Annual Meeting, their ages as of March 31, 2008, and the positions currently held by each such person with the Corporation. The table also sets forth the nominees who are currently being presented by the Nominating and Corporate Governance Committee of the Board of Directors.

				Committee Participation
Name	Age	Year Appointed	Position	Nominee	Compensation	Nominating and Corporate Governance	Audit and Finance
Dr. Santanu Das	63	1988	CEO and President	X
Mr. Alfred F. Boschulte	65	1998	Chairman	X	X	C
Dr. Hagen Hultzsch	67	2001	Director	X	X
Mr. Gerald F. Montry	69	2000	Director	X			C
Mr. James M. Pagos	60	1999	Director	X		X	X
Dr. Albert E. Paladino	75	1988	Director	X		X	X
Mr. Thomas H. Baer (1)	71			X
Mr. Herbert Chen (2)	47			X
Mr. Erik H. van der Kaay (3)	67	1997	Retiring Director		C	X

(X)	Member of Committee
(C)	Chairman of Committee
(1)	Mr. Baer is a nominee presented by the Nominating and Corporate Governance Committee of the Board of Directors.
(2	Mr. Chen is a nominee presented by the Nominating and Corporate Governance Committee of the Board of Directors
(3)	Mr. van der Kaay is not standing for reelection to the Board of Directors.

There are no family relationships among any of the directors or named executive officers of the Corporation.

Nominees Who Are Current Directors

Dr. Santanu Das, a founder of the Corporation, has been President, Chief Executive Officer and a director of the Corporation since its inception in 1988. Prior to joining the Corporation, Dr. Das held various positions, including President, with Spectrum Digital Corporation, where he worked from 1986 through 1988. Prior to joining Spectrum Digital Corporation, he held various positions, including Director of the Applied Technology Division of ITT Corporation’s Advanced Technology Center.

Mr. Alfred F. Boschulte became a director of the Corporation in December 1998 and Chairman in 2005. Mr. Boschulte has over 30 years of experience in the telecommunications industry. Mr. Boschulte currently serves as Chairman of the Audit Committee of the Board of Directors of the New York, Independent Systems Operator Corporation, as Director of Symmetricom Corporation and as the Chairman of Probe Financial, Inc. an advisory service on current and emerging trends in the telecommunication and digital media industry. Mr. Boschulte served as the Chairman of DETECON, Inc., a telecommunications consulting business, for which he was also President and Chief Executive Officer from January 1999 to September 2002. From September 1998 to December 2000, Mr. Boschulte served as the Chairman of Independent Wireless One, Inc., a PCS service provider. Mr. Boschulte also served as the Chief Executive Officer of Independent Wireless One, Inc. from September 1998 to October 1999. From January 1996 through December 1997, he served as Managing Director of Exelcomindo, a national cellular service in Indonesia. From December 1994 through December 1995, Mr. Boschulte served as President of Tomcom, L.P., a wireless services corporation, and from November 1990 through December 1994, he served as President and Chairman of Nynex Mobile Communications, a cellular telecommunications Corporation.

Dr. Hagen Hultzsch became a director of the Corporation in August 2001 and has more than 40 years of management experience in the technology sector. In December 2001, he retired as Chairman of the Supervisory Board of T-Venture Holding in Bonn, Germany. From 1993 to 2001, Dr. Hultzsch served as a member of the Board of Management of Deutsche Telekom, responsible for Research and Development, Information Management & Systems, and Process & Quality Management. Prior to joining Deutsche Telekom, Dr. Hultzsch held executive positions at Volkswagen Group, Electronic Data Systems and Gesellschaft fuer Schwerionenforschung, a large German research organization in Darmstadt, Germany. Dr. Hultzsch also served as an Assistant Professor at Mainz University, including a fellowship at IBM’s Thomas J. Watson Research Center, Yorktown Heights, New York. Dr. Hultzsch currently serves as a Director of SCM Microsystems Inc., RIT Technologies Ltd., Radware Ltd., and living-e AG and amongst others as chairman of the board of T-Systems Solutions for Research GmbH, and Zimory GmbH, as well as chairman of the board of trustees of Fraunhofer Fokus in Berlin. He also serves as chair of ICANN 2008 Nominating Committee.

Mr. Gerald F. Montry became a director of the Corporation in May 2000. Since 1998 Mr. Montry has been the Managing Partner of Mont Reuil & Co., a private investment firm. Mr. Montry serves as Chairman of the Audit Committee of the Board of Directors of Intervoice Corporation, a developer of voice recognition and speech automation applications. From 1986 through its acquisition by Alcatel in 1998, Mr. Montry served as Senior Vice President and Chief Financial Officer of DSC Communications Corporation, a telecommunications equipment provider. He also served as a member of the Board of Directors. Prior to his tenure at DSC, Mr. Montry held management positions within the Aerospace, Defense and Computer industries.

Mr. James M. Pagos became a director of the Corporation in April 1999. Since May 2001, Mr. Pagos has been the Chief Executive Officer of P TEK, LLC, a consulting and investment company. From September 2006 to February 2008 Mr. Pagos was the Chief Executive Officer and member of the Board of Renaissance Lighting, a solid state lighting fixture and technology company located in Herndon, VA. From August 2003 to September 2006, Mr. Pagos was Chief Executive Officer and member of the Board of Vibrant Solutions, Inc., a provider of performance improvement software and services to the telecom industry. From November 1999 to April 2001, Mr. Pagos was the Chief Executive Officer of Vectant, Inc., a global infrastructure and data network services corporation. From 1972 to 1999, Mr. Pagos was employed by AT&T, a telecommunications corporation, where he most recently served as Chief Operating Officer of AT&T Solutions, the managed services division of AT&T. He also served as Vice President of AT&T Global Services from 1994 until June 1998 and began his telecommunications career in 1972 with AT&T in New England Telephone.

Dr. Albert E. Paladino became a director of the Corporation in December 1988. In 2002, Dr. Paladino was elected Chairman of the Board of Directors of RF Micro Devices, Inc., a manufacturer of radio frequency components for wireless communications. He has served as a Director of RF Micro Devices, Inc. since 1992. He serves as a Director of Paladino and Company, an international green building consulting firm. Dr. Paladino was Chairman of the Board of Directors of Telaxis Communications, a manufacturer of broadband wireless equipment for network access applications, until its acquisition by Terabeam, Inc., in 2003. He was a managing partner of Advanced Technology Ventures, a venture capital investment partnership, from 1981 through December 1998, and now is a private investor. He currently serves on the Board of Advisors of Battelle Ventures. Prior to joining Advanced Technology Ventures, Dr. Paladino held senior management positions with Raytheon Corporation, GTE Laboratories, the National Institute of Standards and Technology and the Congressional Office of Technology Assessment.

Nominees Who Are Not Current Directors

Thomas H. Baer has served as a director of Medici Arts, B.V, a Netherlands holding company since its creation in September 2004, and as Vice Chairman of Medici Arts, LLC since January 2007. Since November, 2007, Mr. Baer has served as a special advisor to Ideation Acquisition Corporation, a special purpose acquisition corporation seeking acquisitions in the digital media space. Mr. Baer founded Baer & McGoldrick, now Schulte, Roth and Zabel, a New York and London based law firm. From 1961 to 1966 Mr. Baer served as an Assistant United States Attorney for the Southern District of New York. Since 1983, Mr. Baer has been active as a motion picture producer and as an executive in the entertainment and media industry in partnership with Michael H. Steinhardt. Mr. Baer is a graduate of Tufts University and Yale Law School.

Herbert Chen has more than 20 years of investment management experience. Mr. Chen is the co-founder and managing member of Lattanzio Chen Management, LLC, an investment firm based in New York, New York that he founded in 2005. He also founded the investment firm of Chen Capital Management, Inc. in 1993. In addition Mr. Chen was a partner at Steinhardt Partners, LP. from 1991 to 1993. Mr. Chen does not sit on the board of directors of any other corporation. Mr. Chen received a BA from Brown University in 1982 and an MBA from the Wharton School in 1987.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR ELECTION OF THE NOMINEES AS DIRECTORS OF THE CORPORATION

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Montry, van der Kaay (who is not standing for re-election to the Board), Pagos, Hultzsch, Paladino and Boschulte, as well as each of Messrs. Baer and Chen, has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s director independence standards and the director independence standards of The NASDAQ Stock Market, Inc. (“Nasdaq”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s and Nasdaq’s director independence standards.

The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met six times in person, once via teleconference during the fiscal year ended December 31, 2007. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he serves. During 2007, the Board of Directors held executive sessions on a regular basis that excluded the Chief Executive Officer and President, who is a member of management and is not independent.

Any holder of the Corporation’s securities that wishes to communicate directly with an individual member of the Board of Directors or the Board as a whole may do so by sending such communication to the director or directors at TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. For more information regarding Security Holder—Board Communications please see the Policy Governing Director Nominations and Security Holder—Board Communications at the Investor Relations section of the Corporation’s website http://www.transwitch.com.

Audit Committee

The Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consisting of Messrs. Gerald F. Montry (Chairman), James M. Pagos, and Dr. Albert Paladino, oversees the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing with the Corporation’s independent auditors the scope and timing of their audit services and any other services the independent auditors are asked to perform and the independent auditor’s report on the Corporation’s consolidated financial statements following completion of their audit The Audit Committee also (i) oversees the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Corporation, (ii) serves as the Qualified Legal Compliance Committee of the Corporation in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated by the SEC thereunder, (iii) recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (iv) engages advisors as necessary, and (vi) determines the funding from the Corporation that is necessary or appropriate to carry out the Audit Committee’s duties. The Audit Committee met fourteen times during the fiscal year ended December 31, 2007.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Compensation Committee

The Compensation Committee of the Board of Directors, consisting of Mr. Erik H. van der Kaay (Chairman), Dr. Hagen Hultzsch, and Mr. Alfred F. Boschulte, reviews and evaluates the compensation and benefits of all officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation’s Third Amended and Restated 1995 Stock Plan, and the 2000 Stock Option Plan, and the 2005 Employee Stock Purchase Plan. The Compensation Committee met six times during the fiscal year ended December 31, 2007. The composition of the Compensation Committee will be evaluated by the Board in order to fill the position of Chairman left vacant by Mr. van der Kaay.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors, consisting of Messrs. Alfred F. Boschulte (Chairman), James M. Pagos, Erik H. van der Kaay and Dr. Albert E. Paladino, is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the Board of

Directors’ composition and structure, (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to the Corporation and its stockholders. The Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2007. The Nominating and Corporate Governance Committee will consider nominations for directors from the stockholders delivered pursuant to the Policy Governing Director Nominations and Security Holder – Board Communications which is available on the Corporation’s website. The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance. The composition of the Nominating and Corporate Governance Committee will be evaluated by the Board in order to fill the position left vacant by Mr. van der Kaay.

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to the Nominating and Corporate Governance Committee c/o Mr. Michael McCoy, Corporate Secretary, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder-Board Communications.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com. The policies regarding shareholder nomination of directors can also be found at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

For more information regarding the governance of our Corporation, you are invited to access the Investor Relations section of our website available at http://www.transwitch.com.

Compensation of Directors

Directors who are not employees of the Corporation receive an annual retainer of $20,000, paid quarterly. The Chairman of the Board receives an additional retainer of $20,000 paid quarterly. In addition, each Director receives an additional annual retainer of $10,000, paid quarterly, for participation on committees. The Audit Committee, Compensation Committee and Strategic Planning Committee. Chairs each receive an additional annual retainer of $5,000, paid quarterly during 2007. No employee of the Corporation receives separate compensation for services rendered as a director. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Each non-employee director of the Corporation has also been entitled to participate in the Corporation’s Third Amended and Restated 1995 Stock Plan. Each new director is granted an option to purchase 37,500 shares of Common Stock upon joining the Board, valued at the closing price on the date of such grant. One-third of such options vests immediately, one-third of such options vests after the first year of service and the remaining one-third of such options vests after two years of service. Each director is granted an option to purchase 28,800 shares of Common Stock annually following the Annual Stockholders Meeting, valued at that day’s closing price. These options are one hundred percent (100%) vested on the first anniversary of the grant date and have a seven year term.

Director	Fees Earned or Cash Paid $	Options Awards (1) $	Other Compensation $	Total $
Mr. Alfred F. Boschulte, Chairman	50,000	29,771	000	79,771
Dr. Hagen Hultzsch	30,000	29,771	000	59,771
Mr. Gerald F. Montry	35,000	29,771	000	64,771
Mr. James M. Pagos	30,000	29,771	000	59,771
Dr. Albert E. Paladino	35,000	29,771	000	64,771
Mr. Erik H. van der Kaay (2)	35,000	29,771	000	64,771

(1)	The assumptions used to calculate the value of stock awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 13, 2008.
(2)	Mr. van der Kaay is not standing for reelection to the Board of Directors.

Compensation Committee Interlocks and Insider Participation

Dr. Hagen Hultzsch and Messrs. Alfred F. Boschulte, and Erik H. van der Kaay comprised the Compensation Committee for fiscal year ended December 31, 2007. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Corporation served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation. Nor did any executive officer of the Corporation serve as a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation.

Code of Business Conduct and Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics (the “Ethics Code”) for all employees, officers and directors. The Ethics Code meets the requirements of regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. We require all employees to adhere to the Ethics Code in addressing the legal and ethical issues encountered in conducting their work. The Ethics Code requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Corporation’s best interest. In support of the Ethics Code, the Corporation has provided its employees with numerous avenues for the reporting of ethics violations or other similar concerns, including employee reports and an anonymous telephone hotline. The Nominating and Corporate Governance Committee monitors the implementation and enforcement of the Ethics Code.

A current copy of the Ethics Code is available at the Investor Relations section of the Corporation’s website. A copy of the Ethics Code may also be obtained, free of charge, from the Corporation upon a request directed to: TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484, Attention: Investor Relations. The Corporation intends to disclose amendments to or waivers from a provision of the Ethics Code, by posting such information on its website available at http://www.transwitch.com.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected the firm of UHY LLP independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2008. UHY LLP has served as the Corporation’s auditors since fiscal year 2005. It is expected that a member of UHY LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. An affirmative majority of the votes cast by stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of UHY LLP as auditors.

If our shareholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of UHY LLP as our independent certified public accounting firm for our fiscal year ending December 31, 2008, but reserves the right to elect to retain UHY LLP as the Corporation’s independent certified public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Corporation and its shareholders.

Principal Accountant Fees and Services

UHY LLP, was appointed as the Corporation’s independent auditors on April 1, 2005 and has audited the Corporation’s 2007, 2006 and 2005 consolidated financial statements and internal control over financial reporting. UHY LLP also performs certain non-audit services that are permitted under the Sarbanes-Oxley Act and related rules of the SEC for the Corporation. The Audit Committee has determined that the audit-related and permitted non-audit services provided by UHY LLP are compatible with maintaining its independence in the conduct of its auditing functions pursuant to the auditor independence rules of the SEC.

UHY LLP has a continuing arrangement with UHY Advisors, Inc. (the “Advisors”). Under this arrangement UHY LLP lease auditing staff who were full time permanent employees of Advisors. Partners in UHY LLP provide non-audit services through Advisors. UHY LLP has no full time permanent employees. Therefore, none of the audit services performed for the Corporation for 2007 was provided by permanent, full time employees of UHY LLP. UHY LLP managed and supervised the audit staff and audit services provided, and is exclusively responsible for the report rendered in connection with its audit of the Corporation’s consolidated financial statements and its internal control over financial reporting.

Audit Fees

UHY LLP’s fees billed for professional services rendered for the audit of the Corporation’s annual financial statements and internal control over financial reporting, reviews of the interim financial statements included in the Corporation’s Forms 10-Q and assistance with registration statements, were $382,958 for the year ended December 31, 2007 and $362,780 for the year ended December 31, 2006.

Audit-Related Fees

The aggregate fees billed by UHY LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported as “Audit Fees,” were $8,648 for the year ended December 31, 2007 and $11,000 for the year ended December 31, 2006. These fees include the audit of financial statements of an employee benefit plan, and discussions of reporting matters not classified as audit.

Tax Fees

No tax services were rendered by UHY LLP or Advisors for the year ended December 31, 2007 and 2006.

All Other Fees

There were no fees billed by UHY LLP for products and services other than those described above for the years ended December 31, 2007 and 2006.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Corporation’s independent auditors must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has authorized its Chairman to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

As early as practicable in each year, the independent auditors provide to the Audit Committee a schedule of the audit and other services that the independent auditor expect to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent auditors, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for its consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. The services characterized above as audit-related, tax and all other, were pre-approved prior to being billed pursuant to these provisions in 2007.

Vote Required and Board of Directors’ Recommendation

The vote required to approve this proposal is the affirmative vote of a majority of the outstanding shares of the Corporation’s Common Stock entitled to vote, the holders of which are present in person of represented by proxy at the Annual Meeting and voting on this proposal, which affirmative vote must also include the affirmative vote of at least a majority of the required quorum. Neither an abstention nor a broker “non-vote” will be counted as a vote “for” or “against” this proposal, provided, however, that abstentions and broker “non-votes” can have the effect of preventing the approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR RATIFICATION OF UHY LLP AS THE CORPORATION’S

INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008

PROPOSAL NO. 3

REVERSE SPLIT

Introduction

The Board of Directors has determined that it is advisable and in the best interests of the Corporation’s stockholders to be granted the authority to effect a Reverse Split of the outstanding Common Stock. The Board of Directors has unanimously approved the presentation to stockholders of a proposal to amend the Corporation’s Amended and Restated Certificate of Incorporation to allow the Board of Directors to effect a Reverse Split of its Common Stock on the terms described in this Proxy Statement. A proposal substantially identical to this proposal was adopted by vote of the Corporation’s stockholders at the Corporation’s 2007 Annual Meeting of Stockholders; however, the Board of Directors did not implement a Reverse Split during the time period covered by the 2007 proposal. Given the time and expense associated with convening a special meeting of stockholders, which would be required to consider this issue at a later time, the Board of Directors has determined that it is most efficient and in the best interests of the Corporation’s stockholders to seek approval and authorization of a Reverse Split at the Annual Meeting. If this proposal is approved by the Corporation’s stockholders at the Annual Meeting or at an adjournment thereof, the Board of Directors would then have the discretion to implement a Reverse Split, or not to implement a reverse split, within the parameters of the authority granted at the Annual Meeting, at any time on or prior to the date of the Corporation’s annual meeting of stockholders to be held in 2009, without seeking further approval or authorization of the Corporation’s stockholders.

The amendment approved by the Board of Directors does not specify the ratio for the Reverse Split but rather approves a range for a Reverse Split of between one-for-two and one-for-twenty (the “Reverse Split”). As such, in asking the stockholders to approve the Reverse Split, the Board of Directors is also asking the stockholders to grant to them the authority to set the ratio for the Reverse Split. Based on the current market price of the Corporation’s Common Stock, the Reverse Split would be implemented at a ratio of no less than one-for-three. However, an increase in the Corporation’s stock price before the Reverse Split is implemented could cause the Board of Directors to consider a Reverse Split at one-for-two.

If the stockholders approve Proposal No. 3 relating to the Reverse Split at the Annual Meeting, the Board of Directors will be authorized, in its sole discretion, to implement the Reverse Split at any time on or prior to the date of the Corporation’s annual meeting of stockholders to be held in 2009, or to abandon the Reverse Split. The Board of Directors will set the ratio for the Reverse Split or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. The Board of Directors believes that approval of this discretion, rather than approval of an immediate stock split of a specified ratio, provides the Board of Directors with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Corporation and its stockholders. In setting the ratio for the Reverse Split, the intention of the Board of Directors is to increase the stock price sufficiently above the $1.00 minimum bid price required for continued listing on the Nasdaq Global Market so that the Corporation would not again be faced with delisting for failure to meet the minimum bid price absent a significant percentage decline in its stock price.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of the Corporation’s Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on the Corporation’s stockholders since each stockholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described below). The Reverse Split would not affect the relative voting and other rights that accompany the shares of Common Stock.

Upon the implementation of the Reverse Split, the number of shares of the Corporation’s Common Stock available for issuance will increase significantly because the Corporation is not asking its stockholders to authorize the reduction of the number of shares of authorized stock. The table below shows the number of shares that would be (a) issued and outstanding, (b) authorized and reserved for issuance (representing outstanding and available stock options and an assumed amount of shares issuable upon conversion of the Corporation’s 5.45% Convertible Notes due 2010) and (c) authorized but unreserved for issuance upon the implementation of the Reverse Split at each ratio from one-for-two to one-for-twenty based on the Corporation’s capitalization as of December 31, 2007.

	(A)	(B)	(C)
	Shares Issued and Outstanding	Shares Authorized and Reserved for Issuance	Shares Authorized but Unreserved	Total Authorized
As of December 31, 2007	133,098,432	38,345,761	128,555,807	300,000,000
If 1-for-2 Stock Split Enacted	66,549,216	19,172,881	214,277,903	300,000,000
If 1-for-3 Stock Split Enacted	44,366,144	12,781,920	242,851,936	300,000,000
If 1-for-4 Stock Split Enacted	33,274,608	9,586,440	257,138,952	300,000,000
If 1-for-5 Stock Split Enacted	26,619,686	7,669,152	265,711,161	300,000,000
If 1-for-6 Stock Split Enacted	22,183,072	6,390,960	271,425,968	300,000,000
If 1-for-7 Stock Split Enacted	19,014,062	5,477,966	275,507,972	300,000,000
If 1-for-8 Stock Split Enacted	16,637,304	4,793,220	278,569,476	300,000,000
If 1-for-9 Stock Split Enacted	14,788,715	4,260,640	280,950,645	300,000,000
If 1-for-10 Stock Split Enacted	13,309,843	3,834,576	282,855,581	300,000,000
If 1-for-11 Stock Split Enacted	12,099,857	3,485,978	284,414,164	300,000,000
If 1-for-12 Stock Split Enacted	11,091,536	3,195,480	285,712,984	300,000,000
If 1-for-13 Stock Split Enacted	10,238,341	2,949,674	286,811,985	300,000,000
If 1-for-14 Stock Split Enacted	9,507,031	2,738,983	287,753,986	300,000,000
If 1-for-15 Stock Split Enacted	8,873,229	2,556,384	288,570,387	300,000,000
If 1-for-16 Stock Split Enacted	8,318,652	2,396,610	289,284,738	300,000,000
If 1-for-17 Stock Split Enacted	7,829,320	2,255,633	289,915,047	300,000,000
If 1-for-18 Stock Split Enacted	7,394,357	2,130,320	290,475,323	300,000,000
If 1-for-19 Stock Split Enacted	7,005,181	2,018,198	290,976,621	300,000,000
If 1-for-20 Stock Split Enacted	6,654,922	1,917,288	291,427,790	300,000,000

Although the Reverse Split will not have any dilutive effect on the Corporation’s stockholders, the proportion of shares owned by the Corporation’s stockholders relative to the number of shares authorized for issuance at December 31, 2007 will decrease.

Our Board of Directors may, from time to time, deem it to be in the best interests of the Corporation and its stockholders to enter into transactions and other ventures that may include the issuance of shares of the Corporation’s Common Stock. The Board of Directors would seek approval of the stockholders, in connection with any proposed issuance, if required at that time. The Reverse Split is not part of any plan or proposal to take the Corporation private. Rather, the Reverse Split is intended to enable the Corporation to remain public and its securities to remain tradable on the Nasdaq Global Market or the Nasdaq Capital Market.

The Charter Amendment to be filed with the Secretary of State of Delaware will be substantially in the form attached to this Proxy Statement as APPENDIX A, and APPENDIX B, with such changes and modifications as may be required by the Secretary of State of the State of Delaware or deemed advisable and in the best interests of the Corporation’s stockholders by the Board of Directors, including the insertion of the effective time, Effective Date, as defined below, number of authorized shares and the Reverse Split ratio selected by the Board of Directors. The Reverse Split will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware or at such later date as may be set forth in the Certificate of Amendment.

Background of the Reverse Split

The closing price for the Corporation’s Common Stock in the period from March 30, 2007 to March 31, 2008 has ranged from a high of $1.92 to a low of $0.59. The closing price on March 31, 2008 was $0.75.

Both the Nasdaq Global Market, on which the Corporation’s Common Stock is listed, and the Nasdaq Capital Market have certain requirements for continued listing thereon. Failure to meet the listing requirements of the Nasdaq Global Market and the Nasdaq Capital Market would result in delisting of the Corporation’s Common Stock from trading on one or both markets, subject to notice and cure periods provided by Nasdaq rules.

The requirements for continued listing on the Nasdaq Global Market are listed below:

•	either (a) stockholders’ equity of $10,000,000, (b) total assets and total revenues each of $50,000,000, or (c) market capitalization of $50,000,000;

•	a public float of 1,100,000 shares (750,000 shares if meeting the stockholders’ equity test above);

•	a market value of public float of $15,000,000 ($5,000,000 if meeting the stockholders’ equity test above);

•	a minimum bid price of $1.00 per share;

•	at least four market makers (two if meeting the stockholders’ equity test above);

•	at least 400 round lot stockholders; and

•	compliance with Nasdaq corporate governance rules.

The requirements for continued listing on The Nasdaq Capital Market are listed below:

•	either (a) stockholders’ equity of $2,500,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $500,000, or (c) market capitalization of $35,000,000;

•	a public float of 500,000 shares;

•	a market value of public float of $1,000,000;

•	a minimum bid price of $1.00 per share;

•	at least two market makers;

•	at least 300 round lot stockholders; and

•	compliance with Nasdaq corporate governance rules.

The Board of Directors believes that it is in the best interest of the Corporation and its stockholders to approve the proposal relating to the Reverse Split at this time to give the Board of Directors the flexibility to implement a Reverse Split intended to increase the Corporation’s bid price. Although the Board of Directors believes that the Corporation satisfies the maintenance criteria of both the Nasdaq Global Market, on which its Common Stock is currently listed, and the Nasdaq Capital Market, if the bid price for the Corporation’s Common Stock were to fall below $1.00 for 30 consecutive trading days, the Corporation could face delisting if the Corporation failed to regain compliance with the bid price criteria within applicable cure periods. After giving effect to the Reverse Split, the Corporation anticipates that it will comply with the requirements for continued listing on the Nasdaq Global Market and the Nasdaq Capital Market, although the Corporation cannot assure its stockholders that it will be in compliance (except for bid price) as of the time of the Reverse Split or will remain in compliance after giving effect to the Reverse Split.

Reasons for the Reverse Split

The Board of Directors is proposing authority to implement a Reverse Split to enable the Corporation, if required, to seek to increase the market price per share of its Common Stock in an effort to meet the continued listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market. The Board of Directors also believes that an increased per share price of the Corporation’s Common Stock that is expected to result from a Reverse Split may increase the attractiveness of its Common Stock to prospective investors and the financial community.

In reaching its decision to seek and recommend authority to implement a Reverse Split, the Board of Directors considered, among many other factors, the consequences of the Corporation’s Common Stock being delisted. If the Corporation’s Common Stock were delisted, the stock would then be eligible for quotation on the Over-The-Counter (“OTC”) Bulletin Board maintained by Nasdaq, another over-the-counter quotation system or the “pink sheets”. If that occurs, the liquidity and marketability of shares of our Common Stock would decrease. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Corporation’s Common Stock. In addition, if the Corporation’s Common Stock is delisted and the trading price of the Common Stock continues to be less than $1.00 per share, trading in the Corporation’s Common Stock would be subject to certain rules under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in the Corporation’s Common Stock, which may further affect the liquidity of the Common Stock. For the above reasons, the Corporation believes that current and prospective investors will view an investment in its Common Stock more favorably if the shares are listed on the Nasdaq Global Market or the Nasdaq Capital Market than if the Common Stock trades on the OTC Bulletin Board. In addition, the Corporation also believes that prospective and actual customers, partners and employees will view being listed on the Nasdaq Global Market or the Nasdaq Capital Market more favorably.

The Board of Directors believes that the Reverse Split and anticipated increase in the per share price of the Corporation’s Common Stock should also enhance the acceptability and marketability of the Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the Corporation’s Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the Corporation’s Common Stock.

Although the Board of Directors believes that a Reverse Split may be in the best interests of the Corporation and its stockholders, if implemented, the Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares. In addition, a Reverse Split will make it more difficult for us to meet other requirements for continued listing on the Nasdaq Global Market or the Nasdaq Capital Market relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

The Corporation cannot assure you that the Reverse Split will have any of the desired consequences described above.

Required vote for the Reverse Split

The affirmative vote of a majority of the outstanding shares of Common Stock, voting in person or represented by proxy, and entitled to vote on that matter is required for approval. Shares of Common Stock voted to abstain and shares of Common Stock subject to brokers “non-votes” have the practical effect of being votes against the matter.

Effecting the Reverse Split

If approved by stockholders at the Annual Meeting, the Charter amendment to implement a Reverse Split will be effected only upon the Board of Director’s determination that the Reverse Split is then in the best interests of the Corporation and the Corporation’s stockholders and its establishment of an appropriate ratio for the Reverse Split based on factors at the time. The Board of Directors will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of the Corporation’s Common Stock and on the Corporation’s compliance with the Nasdaq listing requirements, and the marketability and liquidity of its Common Stock. Although the Corporation currently expects to file the Charter Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split if Proposal No. 3 is approved by the stockholders at the Annual Meeting and the Board determines that the Reverse Split is in the best interests of the Corporation, the Board of Directors will determine the actual timing of this filing. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by the stockholders of the Corporation. The Reverse Split will be effective as of the Effective Date set forth in the Certificate of Amendment.

Upon the filing of the Certificate of Amendment, without further action on the part of the Corporation or the Corporation’s stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the amendment to our Amended and Restated Certificate of Incorporation (the “New Common Stock”) based on a reverse split ratio of between one-for-two and one-for-twenty. For example, if a stockholder presently holds 100 shares of Common Stock, he, she or it would hold 5 shares of Common Stock following a one-for-twenty reverse split. Stockholders who hold less than the full number of reverse split ratio shares, for example, less than 20 shares if the ratio were set at 1-for-20, would receive cash in lieu of fractional shares, as described below.

After the Effective Date, the Corporation’s Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Corporation’s equity securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described in “Effect on Registered Certificated Shares” below.

After the Effective Date, the Corporation will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The Corporation’s Common Stock will continue to be reported on the Nasdaq Global Market or the Nasdaq Capital Market, as the case may be, under the symbol “TXCC”, although it is likely that Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the Reverse Split has occurred.

After the Effective Date, outstanding shares of Common Stock will remain fully paid and non-assessable.

The Corporation will make all necessary filings with Nasdaq as required by Nasdaq Rule 10b-17.

No Fractional Shares

The Corporation would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of the Corporation’s Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of the Corporation’s Common Stock on the trading day immediately before the Effective Date.

Effect on the Corporation’s Employees and Directors

If you are an employee or director of the Corporation, the number of shares reserved for issuance under Corporation’s existing stock option and stock purchase plans will be reduced proportionately based on the Reverse Split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options will be decreased and the exercise price for such options will be increased based on the Reverse Split ratio selected by the Board of Directors.

Effect on Registered and Beneficial Stockholders

Upon a Reverse Split, the Corporation intends to treat stockholders holding the Corporation’s Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Corporation’s Common Stock in “street name”. However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, the Corporation encourages you to contact your nominee.

Effect on the Corporation’s 5.45% Convertible Notes due 2010

If you are a holder of the Corporation’s 5.45% Convertible Notes due 2010, the number of the Corporation’s common shares that each convertible note is converted into and the conversion price will be adjusted proportionately based on the Reverse Split ratio determined by the Board of Directors.

Effect on the Corporation’s Stock Options, Rights Plan and Par Value

The Reverse Split would reduce the number of shares of Common Stock available for issuance under the Corporation’s 1995 Third Amended and Restated Stock Plan (the “1995 Plan”), the Corporation’s 2000 Stock Option Plan (the “2000 Plan”), the Corporation’s 2008 Equity Incentive Plan (the “2008 Plan”), if approved (as further described herein), and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”) in proportion to the exchange ratio of the Reverse Split. The number of shares of Common Stock currently authorized for issuance but unissued as of March 26, 2008 under the 1995 Plan, the 2000 Plan and the 2005 Purchase Plan is 5,626,155, 1,938,947 and 767,059 respectively (prior to giving effect to the Reverse Split). If the 2008 Plan is adopted by stockholders at the Annual Meeting, there will be 15,000,000 shares authorized for issuance under such plan and no shares available for issuance under both the 1995 Plan and the 2000 Plan.

The Corporation also has outstanding certain stock options to purchase shares of Common Stock. Under the terms of the outstanding stock options, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding. No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

The Corporation also has outstanding certain rights (the “Rights”) to purchase shares of Series A Junior Participating Preferred Stock (the “Series A Junior Preferred”). Under the terms of the Rights, the Reverse Split will effect an increase in the number of one one-thousandths of a share of Series A Junior Preferred purchasable upon exercise of such Rights and will effect a proportionate decrease in the aggregate number of Rights. In connection with the Reverse Split, the Board of Directors considered, deemed advisable and adopted a resolution approving a corresponding proposed amendments to the Certificate of Designation of Series A Junior Participating Preferred Stock of the Corporation (the “Certificate of Designation”). If the Reverse Split is implemented, the Certificate of Designation would be amended accordingly. The text of the form of amendments to the Certificate of Designation which would be filed with the Secretary of State of the State of Delaware is set forth in APPENDIX B to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Split. The par value of the Corporation’s Common Stock would remain at $.001 per share following the effective time of the Reverse Split, while the number of shares of Common Stock issued and outstanding would be reduced.

Effect on Registered “Book-entry” Stockholders

The Corporation’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the Corporation’s Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If you hold registered shares in a book-entry form, you do not need to take any action to receive your Reverse Split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to Reverse Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing this check, you will represent that you owned the shares for which you received a cash payment. Such cash payment is subject to applicable United States federal income tax and state abandoned property laws. In addition, you will not be entitled to receive interest for the period of time between the Effective Date of the Reverse Split and the date you receive your payment.

Effect on Registered Certificated Shares

Some of the Corporation’s registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Corporation’s transfer agent, Computershare Shareholder Services, Inc., (“Transfer Agent”) as soon as practicable after the Effective Date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the Corporation’s Common Stock (“Old Certificates”) to the Transfer Agent. In addition, the letter of transmittal will contain instructions for the surrender of Old Certificates to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

Stockholders will then receive a New Certificate or Certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s) (“Restricted Stock”).

Upon surrender of your Old Certificate(s) you may direct the Transfer Agent to issue the appropriate number of shares of New Common Stock electronically in book-entry form under the direct registration system. No new shares in book-entry form will be issued to you until you surrender your Old Certificate(s), together with the properly completed and executed letter of transmittal, to the Transfer Agent. Restricted Stock cannot be issued in book-entry form.

If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “No Fractional Shares.”

At any time after receipt of your direct registration system statement, you may request a stock certificate representing your New Common Stock if you have not already done so.

All expenses of the exchange and book-entry form of certificates will be borne by the Corporation.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S). YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Effect on the Number of Outstanding Shares

If the Reverse Split is completed, the number of shares of the Corporation’s Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of the Corporation’s Common Stock owned by each stockholder will remain unchanged. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described above). For example, a holder of 5% of the voting power of the outstanding shares of Common Stock prior to the effectiveness of the Reverse Split would continue to hold 5% of the voting power of the outstanding shares of Common Stock after the effectiveness of the Reverse Split.

The number of shares of Common Stock that may be purchased upon exercise of outstanding options, and other securities convertible into, or exercisable or exchangeable for, shares of the Corporation’s Common Stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the Effective Date.

The Corporation’s Amended and Restated Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, $.01 par value (the “Preferred Stock”). As of March 26, 2008, the Corporation does not have any Preferred Stock issued and outstanding and does not currently anticipate issuing any Preferred Stock. After the Effective Date, the number of shares of Preferred Stock authorized for issuance will not be converted into a lesser number of shares of Preferred Stock calculated in accordance with the terms of the Charter amendment based on the Reverse Split ratio selected by the Board of Directors.

Accounting Consequences

The par value of the Corporation’s Common Stock would remain unchanged at $.001 per share after the Reverse Split. However, the Common Stock as designated on the Corporation’s consolidated balance sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the additional paid in capital as designated on the Corporation’s consolidated balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net loss or income per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequence would arise as a result of the Reverse Split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Corporation with another entity), the Reverse Split proposal is not being proposed in response to any effort of which we are aware to accumulate the Corporation’s shares of Common Stock or obtain control of the Corporation, nor is it part of a plan by management to recommend to the Board of Directors and stockholders a series of amendments to the Corporation’s Amended and Restated Certificate of Incorporation to effect or deter a change in control. Other than the Reverse Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Corporation’s Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Corporation.

No Appraisal Rights

Under the General Corporation Law of the state of Delaware, the Corporation’s stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to stockholders of the Corporation. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the United States federal income tax consequences to the Corporation’s stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

The Corporation believes that, except with respect to cash payments for fractional shares, the Corporation’s stockholders who exchange their Common Stock solely for New Common Stock should generally recognize no gain or loss for United States federal income tax purposes. A stockholder’s aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered Common Stock was held, provided all such Common Stock was held as a capital asset at the Effective Date. Depending on certain facts and circumstances, a stockholder receiving cash in lieu of a fractional share may recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. Alternatively, in certain circumstances a stockholder receiving cash in lieu of a fractional share may be treated as having received a distribution from the Corporation that may be characterized as a dividend for United States federal income tax purposes.

The Corporation will not recognize any gain or loss as a result of the Reverse Split.

The Corporation’s beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Corporation’s Common Stock (the aggregate value of all the Corporation’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Corporation’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Corporation’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Corporation’s Common Stock outstanding before the Reverse Split. For example, based on the market price of the Corporation’s Common Stock on March 31, 2008 of $0.75 per share, if the Board of Directors decided to implement the Reverse Split and selects a Reverse Split ratio of one-for-ten, there can be no assurance that the post-split market price of the Corporation’s Common Stock would be $7.50 per share or greater. Accordingly, the total market capitalization of the Corporation’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Corporation’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Corporation’s Common Stock may not improve.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Corporation’s Common Stock may not necessarily improve.

A decline in the market price of the Corporation’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Corporation’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is effected and the market price of the Corporation’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Corporation’s Common Stock will, however, also be based on the Corporation’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Corporation’s Common Stock.

If the Reverse Split is effected, there is no assurance that the Corporation will comply with the continued listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market, which may result in the Corporation’s stock being delisted from such Markets.

The Board of Directors believes that it is in the best interest of the Corporation and the Corporation’s stockholders to approve the proposal relating to the Reverse Split at this time to give the Board of Directors the flexibility to implement a Reverse Split intended to increase the Corporation’s minimum bid price. However, there are no assurances that after the Reverse Split is completed that the Corporation’s stock will maintain its reverse split adjusted price. Consequently, the Corporation’s stock price could remain below the required $1.00 minimum closing bid price and the Corporation would not be in compliance with the applicable Nasdaq Global Market or the Nasdaq Capital Market requirements. Additionally, there are no assurances that the Corporation will continue to meet the remaining continued listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market after giving effect to the Reverse Split.

Interests of Directors and Executive Officers in Proposal No. 3.

The Corporation’s Directors and Executive Officers have no substantial interests, directly or indirectly, in the matters set forth in Proposal No. 3 except to the extent of their ownership of shares of the Corporation’s Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT THAT WILL ALLOW THE BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT (THE “REVERSE SPLIT”), AND GRANT TO THE BOARD OF DIRECTORS AUTHORITY, IN ITS SOLE DISCRETION, TO ESTABLISH THE RATIO FOR THE REVERSE SPLIT AT UP TO ONE-FOR-TWENTY, OR NOT TO COMPLETE THE REVERSE SPLIT.

PROPOSAL NO. 4

TRANSWITCH CORPORATION 2008 EQUITY INCENTIVE PLAN

Summary of the Proposal

At the Annual Meeting, our stockholders will be requested to consider and act upon a proposal to approve the TranSwitch Corporation 2008 Equity Incentive Plan, (the “2008 Equity Incentive Plan”). On April 8, 2008, our Board of Directors, subject to stockholder approval at the annual meeting, approved the adoption of the 2008 Equity Incentive Plan.

Our Compensation Committee and our Board of Directors believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. As of the Record Date 5,626,155 shares were available under our Third Amended and Restated 1995 Stock Option Plan, as amended, (the “1995 Plan”) for issuance to employees, consultants, officers and members of the Board of Directors and 1,938,947 shares were available under 2000 Stock Option Plan (the “2000 Plan”) for issuance to our employees and consultants (excluding officers and members of the Board of Directors). The 1995 Plan terminates on March 15, 2010 and the 2000 Stock Option Plan terminates on July 14, 2010. If stockholders approve the 2008 Equity Incentive Plan, we will immediately cease to grant options under each of the 1995 Plan and the 2000 Plan. The maximum aggregate number of shares of our Common Stock available for issuance, as of the Record Date, under the 2008 Equity Incentive Plan is 15,000,000, consisting of 5,626,155 shares of Common Stock which remained available for grant under the 1995 Plan, 1,938,947 shares of Common Stock which remain available for grant under the 2000 Plan and 7,434,898 additional shares of Common Stock to be reserved for issuance. The number of shares of Common Stock available for issuance under the 2008 Equity Incentive Plan will not be increased by the cancellation or expiration of the options currently outstanding under the 1995 Plan and the 2000 Plan, including the options to purchase an aggregate of 17,141,892 shares of Common Stock currently outstanding under the 1995 Plan and the 2000 Plan with an exercise price above the current fair market value.

On the Record Date, the market price, as reported by the NASDAQ Stock Exchange, of our Common Stock, the class of stock underlying all options, awards and purchases subject to the 2008 Equity Incentive Plan, was $0.71 per share.

The 2008 Equity Incentive Plan is being submitted for approval to our stockholders in accordance with the requirements of The Nasdaq Stock Market, Inc., to qualify certain plan awards under Internal Revenue Code (the “Code”) Section 162(m), and to obtain favorable tax treatment for incentive stock options (“ISOs”) under Code Section 422.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of the 2008 Equity Incentive Plan at our annual meeting is required to approve the 2008 Equity Incentive Plan. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at our annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to approve the 2008 Equity Incentive Plan.

Summary of the 2008 Equity Incentive Plan

A summary of the 2008 Equity Incentive Plan is set forth below. The full text of the 2008 Equity Incentive Plan is attached to this Proxy Statement as APPENDIX C.

Purpose. The purposes of the 2008 Equity Incentive Plan are to attract and retain employees, consultants, advisors, officers and directors to provide an incentive for them to assist us in achieving our long-range performance goals, and to enable them to participate in our long-term growth.

Effective Date. The 2008 Equity Incentive Plan will become effective on the date of our annual meeting of stockholders, if it is approved by our stockholders.

Term. The term of the 2008 Equity Incentive Plan expires on the tenth anniversary of its effective date.

Securities to be Offered and Eligible Participants. The 2008 Equity Incentive Plan is proposed to provide for the issuance of a maximum of 15,000,000 shares pursuant to the grant of options (“Options”); restricted shares (“Restricted Stock Awards”); and restricted stock units, deferred shares, performance shares, stock units, stock appreciation rights and stock or phantom stock awards (“Stock Based Awards”) to our and our subsidiaries’ and any future parents’ employees, consultants, advisors, directors (including non-employee directors), executive officers and any other persons who our Board of Directors has determined to have made (or is expected to make) contributions to our company. All of our employees, executive officers and non-employee directors are eligible to participate in the 2008 Equity Incentive Plan. No employee may be granted awards under the 2008 Equity Incentive Plan in any fiscal year pursuant to which such employee would be entitled to receive more than 3,000,000 shares of our Common Stock.

The shares of our Common Stock available for issuance under the 2008 Equity Incentive Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares subject to an award that expires or is terminated, unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 2008 Equity Incentive Plan.

Administration. The 2008 Equity Incentive Plan is administered by our Board of Directors. Our Board of Directors may, to the extent permitted by applicable law, delegate any or all of its powers under the 2008 Equity Incentive Plan to a committee or sub committee of our Board of Directors.

Options. Subject to the provisions of the 2008 Equity Incentive Plan, our Board of Directors may award options and has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option and (v) the time, manner and form of payment upon exercise of an option. As provided under the 2008 Equity Incentive Plan, the number of shares of our Common Stock underlying a stock option and the exercise price thereof will continue to adjust when we effect a stock split, stock dividend, merger or similar event.

The exercise price per share for each ISO to be granted under the 2008 Equity Incentive Plan may not be less than the fair market value per share of our Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of our Common Stock on the date of grant.

The exercise price per share for each option that does not qualify as an ISO, a non-qualified stock option, (“NQSOs”) to be granted under the 2008 Equity Incentive Plan may be less than the fair market value per share of our Common Stock on the date of such grant.

Our Board of Directors in its sole and absolute discretion may, with the consent of the participant if applicable, and subject to compliance with any legal, regulatory or other administrative requirements applicable to the plan amend or adjust the terms and conditions of any award, including, but not limited to either (1) reduce the exercise price of an outstanding option or other award or (2) simultaneously cancel options for which the exercise price exceeds the then current fair market value of the underlying Common Stock and grant a new award with an exercise price equal to or greater than the then current fair market value of the underlying Common Stock.

Each option granted will expire on the date specified by our Board of Directors, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination.

Restricted Stock Awards. Subject to provisions of the 2008 Equity Incentive Plan, our Board of Directors may grant shares of restricted stock to participants with such restricted periods and other conditions as our Board of Directors may determine and for no cash consideration or such other consideration as may be required by applicable law or by our Board of Directors. Our Board of Directors determines the exercise price per share for Purchases under the 2008 Equity Incentive Plan.

Stock Based Awards. Subject to the provisions of the 2008 Equity Incentive Plan, our Board of Directors may award stock awards, which may be designated as award shares based upon certain conditions, securities convertible into our Common Stock, stock appreciation rights, phantom stock awards, performance stock, deferred stock, restricted stock units, shares of our Common Stock not subject to any restrictions, stock units, or other awards. Our Board of Directors determines the exercise price per share for awards under the 2008 Equity Incentive Plan.

Performance Based Awards. Section 162(m) of the Code limits publicly-held companies such as our company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2008 Equity Incentive Plan is designed to permit the Board of Directors to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

General Provisions. Each grant of ISOs, NQSOs, Restricted Stock Awards, Stock Based Awards, and Performance Based Awards shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 2008 Equity Incentive Plan as our Board of Directors considers necessary or advisable. Each type of grant may be made alone, in addition to, or in relation to any other type of grant. The terms of each type of award need not be identical and our Board of Directors need not treat participants uniformly. Our Board of Directors may amend, modify or terminate any outstanding grant, including substituting therefor another award, changing the date of exercise or realization and converting an ISO to a NQSO, provided that the participant’s consent to such action shall be required unless our Board of Directors determines that the action would not materially and adversely affect the participant.

Our Board of Directors may amend, suspend or terminate the 2008 Equity Incentive Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations. Our Board of Directors may also create a sub plan under the 2008 Equity Incentive Plan to comply with the laws and regulations of any foreign country in which we may seek to grant options and awards to persons eligible to participate in the 2008 Equity Incentive Plan.

Our Board of Directors will determine the effect on an award upon the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Except as otherwise provided by our Board of Directors, grants under the 2008 Equity Incentive Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution or, with respect to any awards other than ISOs, pursuant to a qualified domestic relations order or to certain trusts or other estate planning vehicles.

Our Board of Directors, in its discretion, may take certain actions in the event of a change of control, as such term is defined in the 2008 Equity Incentive Plan, of our company, including (i) providing for the acceleration of any time period relating to the exercise or realization of the grant, (ii) providing for the repurchase of the grant for an amount equal to the difference of (x) the consideration received per share for the securities underlying the grant in the change of control minus (y) the per share exercise price of such securities, (iii) adjusting the terms of the award in order to reflect the change of control, (iv) causing the award to be assumed, or new rights substituted therefor, by another entity, (v) providing for the termination of the award, or (vi) making such other provision as our Board of Directors may consider equitable and in our best interest, provided that, in the case of an action taken with respect to an outstanding award, the participant’s consent to such action shall be required unless our Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the participant.

United States Federal Income Tax Consequences

The following discussion of United States federal income tax consequences of the issuance and exercise of Options, awards and purchases granted under the 2008 Equity Incentive Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service, all of which are subject to change (perhaps with retroactive effect). It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state and local tax consequences that are not discussed herein.

Incentive Stock Options: The following general rules will be applicable under current United States federal income tax law to ISOs granted under the 2008 Equity Incentive Plan:

1.	In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and we are not entitled to a federal income tax deduction upon either the grant or exercise of an ISO. However, under certain circumstances there may be alternative minimum tax, as described above.

2.	If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3.	If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.	In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, we generally will be entitled to a corresponding deduction for federal income tax purposes, provided we report the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

5.	The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain or loss.

6.	Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds 12 months.

7.	An optionee may be entitled to exercise an ISO by delivering shares of our Common Stock to us in payment of the exercise price, if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

8.	In addition to the tax consequences described above, the exercise of ISOs may result in an “alternative minimum tax” under the Code. The Code provides that an “alternative minimum tax” (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income,” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.	Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Non-Qualified Stock Options: The following general rules are applicable under current federal income tax law to NQSOs to be granted under the 2008 Equity Incentive Plan:

1.	The optionee generally does not recognize any taxable income upon the grant of a NQSO, and we are not entitled to a federal income tax deduction by reason of such grant.

2.	The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. We may be required to withhold income tax on this amount.

3.	When the optionee sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds 12 months, such gain or loss will be a long-term capital gain or loss.

4.	We generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee pursuant to the exercise of a NQSO, provided that we report the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

5.	An optionee may be entitled to exercise a NQSO by delivering shares of our Common Stock to us in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

6.	Special rules apply if the Common Stock acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

7.	In the event a NQSO is issued with an exercise price less than the fair market value of the Common Stock, then the optionee may be subject to an additional 20% tax, plus interest, under Section 409A of the Code, unless certain limitations with respect to exercisability are satisfied.

Restricted Stock Awards and Stock Based Awards: The following general rules are applicable under current federal income tax law to the grant of Restricted Stock Awards and Stock Based Awards under the 2008 Equity Incentive Plan:

1. Persons receiving Common Stock or cash pursuant to a Restricted Stock Award and Stock Based Award generally recognize ordinary income equal to the cash or fair market value of the shares received, reduced by any purchase price paid.

2. We generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss.

3. Special rules apply if the stock acquired pursuant to a Stock Based Award is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Performance Based Awards. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

New Plan Benefits

No grants under the 2008 Equity Incentive Plan have been or will be made prior stockholder approval of the 2008 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

We maintain a number of equity compensation plans for employees, officers, directors and others whose efforts contribute to our success. The table below sets forth certain information as of our fiscal year ended December 31, 2007 regarding the shares of our common stock available for grant or granted under equity incentive plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	13,917,465	(3)	$4.56	(3)	5,398,251
Equity compensation plans not approved by security holders (2)	5,599,383		$4.64		2,430,015

Total	19,516,848		$4.58		7,828,266

(1)	Consists of the 1995 Plan, the 1995 Non-Employee Director Stock Option Plan and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”).
(2)	Consists of the 2000 Plan and shares subject to outstanding options granted under equity compensation plans assumed by us in connection with mergers and acquisitions of the companies which originally granted those options. No additional options may be granted under the assumed plans.
(3)	Excludes purchase rights accruing under the Purchase Plan which has a stockholder-approved reserve of 1,000,000 shares. Under the Purchase Plan, each eligible employee is able to purchase up to 1,000 shares of our common stock at semi-annual intervals each year at a purchase price per share equal to 85% of the lower of the fair market value of our common stock on the first or last trading day of a purchase period.

Third Amended and Restated 1995 Stock Option Plan, as amended. The purposes of the 1995 Plan, approved by our Stockholders on May 19, 2005, was to encourage key employees and any present or future parent or subsidiary and other individuals who render services to us or one of our related companies, by providing opportunities to participate in the ownership of our future growth through (a) the grant of options which qualify as ISOs under Section 422(b) of the Code; (b) the grant NQSOs; (c) awards of our Common Stock; and (d) opportunities to make direct purchases of stock in our Common Stock. The 1995 Plan is administered by our Board of Directors or, at its option, a committee appointed by our Board of Directors. A total of 31,400,000 shares of common stock were reserved for issuance under the 1995 Plan. In April 2008, our Board of Directors determined that no further awards would be made under this plan and that all remaining 5,626,155 shares available for issuance under the 1995 Plan that are not subject to outstanding stock option awards will be eligible for issuance under the 2008 Equity Incentive Plan.

2000 Stock Option Plan. The purpose of the 2000 Plan adopted by our Board of Directors on July 14, 2000 and amended on December 21, 2001, was to promote our long-term success, by providing financial incentives to employees and consultants of the Company who are in positions to make significant contributions toward such success except that no member of our Board of Directors or officer of the Company appointed by the Board of Directors shall be eligible for grants of options under the 2000 Plan. The 2000 Plan is designed to attract individuals of outstanding ability to become or to continue as employees or consultants, to enable such individuals to acquire or increase proprietary through the ownership of shares of our Common Stock, and to render superior performance during their associations with us, by providing opportunities to participate in the ownership of our future growth through the granting of NQSOs. The 2000 Plan is administered by our Board of Directors or, at its option, a committee appointed by our Board of Directors. A total of 10,000,000 shares of common stock were reserved for issuance under the 2000 Plan. In April 2008, our Board of Directors determined that no further awards would be made under this plan and that all remaining 1,938,947 shares available for issuance under the 2000 Plan that are not subject to outstanding stock option awards will be eligible for issuance under the 2008 Equity Incentive Plan.

1999 Stock Incentive Plan of Onex Communications Corporation. The purpose of the 1999 Stock Incentive Plan of Onex Communications Corporation (the “Onex Plan”) was to advance the interests of the shareholders by enhancing the Onex Communications Corporation’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to Onex Communications Corporation by providing those persons with opportunities for equity ownership and performance-based incentives and thereby to better align the interests of those persons with those of the shareholders. All of Onex Communications Corporation’s employees, officers, directors, consultants and advisors were eligible to be granted options, restricted, stock, or other stock-based awards under the Onex Plan. We assumed the Onex Plan in connection with our acquisition of Onex Communications Corporation in 2001. No additional awards may be granted under the Onex Plan.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that you vote FOR the approval of the TranSwitch Corporation 2008 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information regarding the ownership of outstanding shares of Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owns more than 5% of the outstanding shares of Common Stock, (ii) each director or nominee for director of the Corporation, (iii) each Named Executive Officer (as defined under “Compensation and Other Information Concerning Named Executive Officers”) and (iv) all directors and nominees for director and Named Executive Officers as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of TranSwitch Corporation, Three Enterprise Drive, Shelton, Connecticut 06484 and has sole voting and investing power with respect to all shares of Common Stock owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (2)
Herbert Chen (3) Chen Capital Management, Inc. 650 Madison Avenue, 17th Floor New York, NY 10022	19,836,991	14.89%
Michael H. Steinhardt (4) 650 Madison Avenue, 17th Floor New York, NY 10022	13,176,508	9.89%
Brenner International Group (5) 421 N. Beverly Drive, Suite 300 Beverly Hills, CA 90210	7,475,000	5.61%
QVT Financial LP (6) 1177 Avenue of the Americas, 9th Floor New York, NY 10036	10,717,658	7.45%
Dr. Santanu Das (7)	3,493,664	2.56%
Mr. Robert A. Bosi (8)	0	*
Mr. Michael McCoy (9)	342,395	*
Mr. Theodore Chung (10)	174,179	*
Mr. Theodore Quinlan (11)	0	*
Mr. Thomas H. Baer (12)	18,500	*
Mr. Alfred F. Boschulte (13)	192,787	*
Dr. Hagen Hultzsch (14)	179,800	*
Mr. Gerald F. Montry (15)	450,179	*
Mr. James M. Pagos (16)	219,002	*
Dr. Albert E. Paladino (17)	278,148	*
Mr. Erik H. van der Kaay (18)	211,502	*
All directors and executive officers as a group (8 persons)	5,025,082	3.65%

*	Less than 1% of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date (“Presently Exercisable Securities”) are deemed outstanding for computing the percentage held by each person or entity listed, but are not deemed outstanding for computing the percentage of any other person or entity.
(2)	Percentage of beneficial ownership is based on 133,207,796 shares of Common Stock outstanding as of the Record Date, March 26, 2008.
(3)

Mr. Chen has sole voting and dispositive power over 3,761,822 shares and shared voting and dispositive power over 15,996,539 shares. In addition, Mr. Chen may be deemed to beneficially own 78,030 shares owned by his wife and 600 shares owned by his minor daughter. Mr. Chen is also a nominee for the Board of Directors.
(4)	In calculating the beneficial ownership of this person, the Corporation has relied upon the Schedule 13G/A, filed by him with the SEC on February 11, 2008. According to such Schedule 13G/A, Mr. Steinhardt has shared voting and dispositive power over the shares reported.
(5)	In calculating the beneficial ownership of this entity, the Corporation has relied upon Schedule 13D, filed by this entity with the SEC on December 31, 2007. According to such Schedule 13D, Mr. Brenner has shared voting and dispositive power over the shares reported.
(6)	10,717,658 shares can be obtained upon conversion of the Corporation’s 5.45% Convertible Notes due 2010 held by such entity and its affiliates. In calculating the beneficial ownership of this entity, the Corporation has relied upon the Schedule 13G/A, filed by such entity with the SEC on February 12, 2008. According to such Schedule 13G/A, this entity has shared voting and dispositive power over the shares reported.
(7)	Consists of 57,266 shares owned and 3,436,398 shares issuable upon exercise of Presently Exercisable Securities.
(8)	Mr. Bosi was appointed as Chief Financial Officer on January 4, 2008.
(9)	Consists of 77,204 shares owned and 265,191 shares issuable upon exercise of Presently Exercisable Securities. Mr. McCoy resigned as Chief Accounting Officer on January 4, 2008.
(10)	Consists of no shares owned and 174,179 shares issuable upon exercise of Presently Exercisable Securities. Mr. Chung resigned as Interim Chief Financial Officer on January 4, 2008.
(11)	Mr. Quinlan resigned as Chief Accounting Officer on January 15, 2007.
(12)	Consists of 18,500 shares owned by Thomas H. Baer 1999 Charitable Remainder Unitrust, over which Mr. Baer has voting and investment control. Mr. Baer is a nominee for the Board of Directors.
(13)	Consists of 43,787 shares owned and 149,000 shares issuable upon exercise of Presently Exercisable Securities.
(14)	Consists of 30,800 shares owned and 149,000 shares issuable upon exercise of Presently Exercisable Securities.
(15)	Consists of 301,179 shares owned and 149,000 shares issuable upon exercise of Presently Exercisable Securities.
(16)	Consists of 65,002 shares owned and 154,000 shares issuable upon exercise of Presently Exercisable Securities.
(17)	Consists of 97,642 shares owned and 180,506 shares issuable upon exercise of Presently Exercisable Securities.
(18)	Consists of 62,502 shares owned and 149,000 shares issuable upon exercise of Presently Exercisable Securities. Mr. van der Kaay is not standing for reelection to the Board of Directors.

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has the responsibility for establishing, implementing and monitoring the Corporation’s executive compensation programs. The Compensation Committee is responsible for ensuring that its total compensation paid to its executives is competitive, reasonable, fair and adheres to the Corporation’s compensation philosophy and objectives.

Throughout this proxy statement, the individuals who served as the Corporation’s President and Chief Executive Officer and the Corporation’s Chief Financial Officer during fiscal 2007 and into 2008, as well as the other individuals included in the Summary Compensation Table below are referred to as the “Named Executive Officers.” The Corporation had several changes in fiscal 2007 to the individuals serving as our Named Executive Officers. Mr. Quinlan served as our Vice President of Finance and Controller, assumed the position of Principal Accounting Officer on October 19, 2006, and resigned such position on January 15, 2007. Mr. Chung, who had served as our Vice President of Business Development was named Interim Chief Financial Officer on January 26, 2007. Mr. McCoy, who had served as our Vice President and Corporate Secretary, was named Interim Chief Accounting Officer on January 26, 2007 and served in such capacity until his resignation on January 4, 2008. Mr. Bosi was appointed Vice President and Chief Financial Officer on January 4, 2008.

Compensation Committee

All members of the Compensation Committee meet the independence requirements as determined in accordance with Securities and Exchange Commission, the National Association of Securities Dealers and Internal Revenue Code rules. Members of the Committee are appointed annually by the outside Directors of the Board. Each member of the Committee will serve until his successor is appointed and qualified, or until his earlier resignation or removal. The Committee members elect their own Chair by majority vote of the full Committee membership. The Compensation Committee operates under a written charter adopted by our Board. The Compensation Committee’s charter is available on the TranSwitch corporate website under Investor Relations—Corporate Governance: http://www.transwitch.com/investors/compensation/index.jsp.

Members of the Committee have significant depth of experience relevant to compensation matters at both the Board and corporate levels. They serve on other boards, and have extensive knowledge of TranSwitch and the telecommunications industry, which assists in their evaluation of the Named Executive Officers’ performance and compensation. The Compensation Committee members and its Chairman are selected by the Board of Directors following the annual meeting of the shareholders and their own reelection at that time.

The Compensation Committee’s role is generally one of oversight. Management is responsible for designing and modifying salary ranges and grades, incentive compensation programs, compensation strategy and practices, performance evaluation systems, succession planning, and the conduct and funding of the various retirement plans of the Corporation. In carrying out its responsibilities, the Committee provides oversight, review, and consultation to management.

The Compensation Committee’s scope of authority includes discharging the Board of Director’s responsibilities relating to corporate executive compensation, reviewing and approving administration of the Corporation’s incentive compensation and stock plans, and producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement. The Committee reviews proposals and makes recommendations to the Corporation’s management on company-wide compensation programs and practices.

Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to retain a compensation consultant to advise the Committee on executive compensation practices and policies, or any other matters within its charter. In 2007, no compensation consultant was engaged other than purchasing results of the annual compensation survey from Radford Surveys & Consulting, a business unit of Aon.

Role of Executives in Establishing Compensation

At the invitation of the Compensation Committee, select executives attend Compensation Committee meetings. The Corporation’s Chief Executive Officer (“CEO”) and Vice President of Human Resources regularly attend meetings of the Compensation Committee. The Vice President of Human Resources and the Chief Financial Officer prepare information for review with the CEO, which he then presents to the Compensation Committee at each meeting. In addition, the Compensation Committee periodically assigns special action items or compensation programs to be researched and reported on to the Committee by executives.

Each year, beginning with the August board meeting, the Vice President of Human Resources presents trends and results from compensation surveys and makes a general recommendation to the Compensation Committee of reward actions for TranSwitch for the coming year. When making the recommendation, the CEO and the Vice President of Human Resources consider recent trends in executive compensation among other factors. During the fourth quarter Board meeting, the Vice President of Human Resources presents a proposal to the Compensation Committee for the upcoming year’s reward cycle. This recommendation takes into account the status of the Corporation’s profitability, performance, as well as retention and other talent management issues.

As further discussed below, following the presentation of trends and/or compensation programs to the Compensation Committee, the Chief Executive Officer meets with the Vice President of Human Resources to make specific recommendations for each executive officer, other than the Chief Executive Officer. The specific recommendations are then presented to the Compensation Committee for review and approval.

Compensation Philosophy

The Corporation’s executive compensation programs are designed to provide levels of compensation that will allow the Corporation to attract, motivate and retain qualified executives. It provides a competitive compensation package that ultimately is based on individual and company performance. The Committee’s goal is to establish performance criteria, evaluate executive performance against those criteria, and establish base salary, annual bonuses and long-term incentives for the Corporation’s key decision-makers. Bonuses and incentives are designed to maximize the Corporation’s short- and long-term financial results for the benefit of the Corporation’s stockholders.

Generally, total compensation consists of base salary and equity awards that are targeted at the median of the Peer Group (see discussion below). Typically, the Corporation’s long-term compensation awards consist of equity awards in the form of stock options, since the Corporation has abandoned cash bonuses in recent years in order to achieve its financial and business goals.

Setting Executive Compensation

The Corporation has structured the Corporation’s base salaries and non-cash executive compensation to motivate executives to achieve the business goals set by the Corporation and reward the executives for achieving such goals. In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded and privately-held telecommunications and semiconductor companies (collectively, the Peer Group). The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Corporation competes for talent and for stockholder investment. In developing the Peer Group, the Vice President of Human Resources provides the Compensation Committee with a Peer Group that is partly derived from a survey of various public companies with revenues of under fifty million dollars purchased from Radford Surveys and Consulting. In addition, the Corporation has also identified several public companies in the semiconductor sector against whom the Corporation competes for executive talent: Agere Systems, AMCC, Conexant Systems, Ikanos Communications, Lattice Semiconductor, Marvell Semiconductor, Mindspeed Technologies, PMC-Sierra and RF Micro Devices.

The Committee reviews and approves corporate goals and objectives relevant to compensation of the President and Chief Executive Officer, makes a performance appraisal in light of those goals and objectives, and establishes and approves the appropriate level of base compensation, bonus and incentive compensation based on such evaluations. In fiscal year 2007, a lump sum bonus was paid to Named Executive Officers in recognition that their base salaries had fallen below the median base salaries of executives in similar positions of the Peer Group. No other incentive bonuses were paid to the Named Executive Officers in fiscal year 2007. In determining the long-term incentive component of compensation of the President and Chief Executive Officer, the Committee considers the Corporation’s performance and relative shareholder return, the value of similar incentive plan awards to Chief Executive Officers and Presidents at comparable companies, and the awards given to the Corporation’s Chief Executive Officer and President in past years. The Committee will present the recommendation to the Board of Directors for final approval and ratification. In conjunction with the President and Chief Executive Officer, the Committee directs the management succession planning, particularly for Chief Executive Officer succession.

With the exception of the President and Chief Executive Officer, the Committee, in consultation with management, evaluates the performance of the Corporation’s other Named Executive Officers and makes recommendations to the Board regarding the appropriate level of base compensation and bonus, and incentive compensation for such officers.

With respect to the Chief Executive Officer, the Committee, in consultation with management, reviews and approves annually any employment agreements, severance agreements and change in control agreements or provisions, when and if appropriate, and any special or supplemental benefits.

In consultation with management, the Committee designs and approves incentive, including any equity-based compensation, plans to allow the Corporation to attract and retain talented personnel and align the pay of such personnel with the long-term interests of shareholders. In addition, the Committee submits each equity-based compensation plan and each material modification thereof to the Board for its approval. The Committee takes actions that may be necessary or advisable to implement and administer the Corporation’s incentive compensation plans, all in accordance with the terms of such plans. The Committee evaluates and recommends to the full Board the appropriate level of director compensation and takes primary responsibility for ensuring that any payments to directors, other than in their capacity as directors, are fully and properly disclosed. The Committee regularly communicates with the Board in order to ensure that the Board is fully informed of the Corporation’s compensation policies and other issues within the Committee’s jurisdiction. The Committee exercises such additional powers as may be reasonably necessary or desirable, in the Committee’s discretion, to fulfill its responsibilities and duties under its Charter.

2007 Executive Compensation Components

The following is a summary of the principal components of compensation for Named Executive Officers. There are four major elements that compromise the Corporation’s compensation of Named Executive Officers: (i) base salary, (ii) the management incentive plan, (iii) perquisites and (iv) retirement benefits provided under a 401(k) plan.

Base salary

The Corporation provides Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executives, the Committee primarily considers:

•	market data;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Corporation’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Committee’s assessment of the individual’s performance.

Management Incentive Plan

The Management Incentive Plan gives the Committee the latitude to design stock-based incentive compensation programs to promote high performance and achievement of corporate goals by Directors and key employees, encourage the growth of stockholder value and allow key employees to participate in the long-term growth and profitability of the Corporation.

The Management Incentive Program assists the Corporation to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

A plan is presented to the Compensation Committee each year designed to provide stock option awards to Named Executive Officers. The options awards to the Chief Executive Officer and Named Executive Officer under the Management Incentive Plan are contingent on actual results meeting key metrics targets established by the Compensation Committee. Stock options are awarded based on achievement of key metrics on a quarterly basis. The Compensation Committee in consultation with the CEO established annual and quarterly targets for revenue, gross margin, cash burn, design win points, and product delivery milestones at the beginning of fiscal 2007. Achievement of revenue target is weighted 25% of award potential; gross margin is weighted 20% of award potential; cash burn is weighted 25% of award potential; design win points is weighted 15% of award potential; and product delivery dates is weighted at 15% of award potential.

Under the terms of the Management Incentive Plan, our CEO, Dr. Das, was eligible for an award of 240,000 stock options, Mr. Quinlan as Chief Accounting Officer was eligible for an Award of 70,000 stock options, our interim CFO, Mr. Chung, was eligible for an Award of 80,000 stock options, and our interim Chief Accounting Officer, Mr. McCoy, was eligible for an Award of 20,000 stock options. Each of the awards was contingent upon all targets being achieved. Our CEO, Dr. Das, was awarded a total of 73,770 options for the Corporation’s achievement of fiscal 2007 targets under the Management Incentive Plan as follows: on May 24, 2007, 58,770 options were awarded based on achievement of first quarter fiscal 2007 targets; on August 7, 2007, 15,000 options were awarded based on achievement of second quarter fiscal 2007 targets; on October 11, 2007, zero options were awarded based on achievement of third quarter fiscal 2007 targets. A resolution was made by the Board per the CEO’s request that a grant of any options be postponed due to the Company’s financial results for the third quarter of fiscal 2007.

Mr. Quinlan was not awarded any stock options under the Management Incentive Plan or any other program for fiscal year 2007 because of his limited tenure.

Mr. Chung, our interim Chief Financial Officer until January 4, 2008, was awarded a total of 26,840 options for the Corporation’s achievement of fiscal 2007 targets under the Management Incentive Plan as follows: on May 24, 2007, 19,590 options were awarded based on achievement of first quarter fiscal 2007 targets; on August 7, 2007, 5,000 options were awarded based on achievement of second quarter fiscal 2007 targets; and on November 5, 2007, 2,250 options were awarded based on achievement of third quarter fiscal 2007 targets. In addition, the Compensation Committee, in recognition of Mr. Chung’s contributions to the Corporation, approved two special performance based awards in fiscal year 2007 in the amount of 20,000 options on April 5, 2007; and 15,000 options on August 7, 2007.

Mr. McCoy, our interim Chief Accounting Officer until January 4, 2008, was awarded a total of 6,715 options for the Corporation’s achievement of fiscal 2007 targets under the Management Incentive Plan as follows: on May 24, 2007, 4,900 options were awarded based on achievement of first quarter fiscal 2007 targets; on August 7, 2007, 1,250 options were awarded based on achievement of second quarter fiscal 2007 targets; and on November 5, 2007, 565 options were awarded based on achievement of third quarter fiscal 2007 targets. In addition, the Compensation Committee, in recognition of Mr. McCoy’s contributions to the Corporation, approved a special performance based award in fiscal year 2007 in the amount of 10,000 options on January 26, 2007. Mr. McCoy also received 1,525 options on January 26, 2007 for achievement of fiscal targets for the fourth quarter of 2006.

Options are awarded at the closing price of the Corporation’s Common Stock on the date of the grant. In certain limited circumstances, the Committee may grant options to an executive at an exercise price in excess of the closing price of the Corporation’s Common Stock on the grant date. The Committee has never granted options with an exercise price that is less than the closing price of the Corporation’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

The options, granted pursuant to the Management Incentive Program by the Committee, vest immediately as to 50% of the award, with the remaining 50% of the award vesting from quarterly installments beginning on the fifteenth month following the grant date. Vesting ceases upon termination of employment and exercise rights cease 90 days after termination of employment, except in the case of death (subject to a one year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

In April 2007, our Compensation Committee adopted a policy regarding the recovery or adjustment of performance incentive plan awards, already paid, in the event relevant Corporate performance measures are restated in a manner that would have reduced a previously granted award’s size or payment. Effective for the 2007 Management Incentive Program awards made on or after April, 2007, to the extent permitted by governing law, the Board will seek reimbursement of incentive compensation paid to any executive officer in the event of a restatement of the Corporation’s financial results that would have reduced a previously granted award’s size or payment. In that event, the discretion of the Compensation Committee depending on the specific circumstances, the Board will seek to recover either (i) the entire amount of the incentive award or (ii) the amount of the award paid to an executive officer which is in excess of the amount that would have been paid based on the restated financial results.

Executive performance evaluations, including for the Named Executive Officers, take place every year and are completed during the second quarter. To help achieve the Corporation’s strategic goals and annual objectives, the Corporation has developed an integrated performance management program, which has an overall purpose to strengthen results at the individual and organizational level. The program is designed to align individual performance with strategic business goals and annual objectives. It is intended to foster two-way communication to provide all employees, including executives, with the resources, information and support needed to be successful. The performance management program’s primary objectives are to ensure that individual contributions and results are directed toward achieving the Corporation’s business plan based on its strategic and tactical goals. It also ensures that rewards are clearly linked to performance and recognizes outstanding performance with corresponding compensation action. The process begins with establishing individual and corporate performance objectives for senior executive officers during the fourth quarter of each year for the following year. These goals are based on the Corporation’s annual operating plan which is reviewed and approved by the Board of Directors.

Each executive may complete an optional self assessment that provides feedback from his or her perspective relevant to job responsibilities and achievements. If completed, the self assessment would then be provided to the Chief Executive Officer by his direct reports. Otherwise, the Chief Executive Officer completes a performance evaluation, as well as a goals and training form, which directly link to the annual Operating Plan on a strategic, tactical and operational effectiveness basis. The Operating Plan reflects each business unit and the Chief Executive Officer uses these strategic and tactical objectives to measure the performance of the heads of each business unit. Qualitative assessment is completed as well based on set performance factors which encompass corporate-wide competencies that all employees are expected to not only possess, but to regularly demonstrate on the job. Each performance factor category requires a performance rating. The results provide guidelines for compensation decisions and development planning as necessary.

The Chief Executive Officer’s performance is evaluated first by the Chairman of the Board of Directors with input from all independent Board members. The Chief Executive Officer is also evaluated on performance against the Operating Plan which is summarized in the annual score card in the Management Incentive Plan results. The scorecard contains a percent achievement reached for each corporate metric as well as an overall weighted average achievement percentage on all corporate performance goals. The Chief Executive Officer provides this information to the Chairman of the Board. The Chairman reviews this with the other Board members, obtains their feedback on the Chief Executive Officer’s performance and completes the review. The performance evaluation is discussed at a private meeting between the Chief Executive Officer and Chairman of the Board. The Board frequently discusses with the Chief Executive Officer the performance of the Named Executive Officers. The Chief Executive Officer incorporates this feedback into the Named Executive Officer evaluations, and other officers of the Corporation.

Perquisites

The Corporation provides Named Executive Officers with perquisites and other personal benefits that the Corporation and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Corporation to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

The Named Executive Officers are provided with basic life insurance coverage equal to twice their base salary and an additional optional executive term life insurance coverage equal to $500,000; however, the Chief Executive Officer is provided with executive term life insurance coverage in the amount of $1,000,000. The interim Chief Financial Officer is the only other Named Executive Officer who participated in the underwriting for the executive term life policy and was issued such policy in 2007 for $500,000 of coverage. The Corporation has entered into an agreement containing change of control severance provisions with its Chief Executive Officer. The change of control severance provisions were designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreement is provided under the heading “Payments Made Upon a Change of Control” below.

Retirement Benefits

The Corporation sponsors a 401(k) retirement plan that permits the Named Executive Officers to electively defer a portion of their salary on a pre-tax basis into the plan. The Corporation matches 50% of all participants, including the Named Executive Officers, contributions to the 401(k) plan up to a maximum of 6% of their covered compensation. No other qualified or non-qualified retirement plans are sponsored by the Corporation.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Corporation may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Corporation believes that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The final regulations have not become effective yet, and the Corporation believes it is operating in good faith compliance with the statutory provisions which became effective January 1, 2005.

Compensation Committee Report

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Erik van der Kaay (Chairman)
Alfred F. Boschulte
Hagen Hultzsch

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Named Executive Officers

Listed below are the Corporation’s Named Executive Officers and their respective backgrounds, excluding Dr. Santanu Das who is listed under the “Nominee” section of “Proposal No. 1: Election of Directors” in this Proxy Statement.

Mr. Robert A. Bosi, Vice President and Chief Financial Officer, effective January 4, 2008. Prior to joining the Corporation, Mr. Bosi held the positions of VP-Finance/Chief Financial Officer for Curtiss-Wright Corporation and VP—Chief Financial Officer for Vesper Corporation. Since 2004 Mr. Bosi has been a partner with Tatum LLC where he filled the positions of Interim Senior Vice President and Chief Financial Officer of Concord Camera Corporation from 2004 to 2005 and Consultant to the Chairman and CEO of Monitor Oil PLC from 2006 to 2007. Mr. Bosi has a B.A. in accounting from William Paterson University and an MBA from Fairleigh Dickinson University.

Mr. Theodore Quinlan, Former Vice President and Controller, Principal Accounting Officer. Prior to joining the Corporation in October, 2006, he was the Vice President Finance and Chief Financial Officer for Molecular Staging, Inc., a bio-technology start-up from 2003-2005. Mr. Quinlan resigned from the Corporation on January 15, 2007.

Mr. Theodore Chung, Vice President of Business Development, and effective January 12, 2007, assumed the role of Interim Chief Financial Officer and Treasurer. Prior to joining the Corporation in 2001, Mr. Chung was Director, Business Development for Lydstrom, Inc, a maker of internet-enabled set-top boxes. From 1997-2000, he was with Fahnestock & Co., where he worked in Structured Finance. Mr. Chung resigned from the position of Interim Chief Financial Officer on January 4, 2008.

Mr. Michael McCoy, Vice President and Corporate Secretary, and effective January 12, 2007 assumed the role of Interim Chief Accounting Officer. Mr. McCoy is a founder of TranSwitch and has been involved with the Company, in several roles, since 1988. From 1980 to 1988 Mr. McCoy was employed by ITT’s Advanced Technology Center, now part of Alcatel, where he was the Division Controller. Prior to that, he was at United Technologies in finance. Mr. McCoy is a graduate of Kent State University. Mr. McCoy resigned from the position of Interim Chief Accounting Officer on January 4, 2008.

Executive Compensation

Summary Compensation. The following table sets forth the compensation earned by the Corporation’s Chief Executive Officer and each of the other executive officers designated “Named Executive Officers” by the Corporation (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Corporation for the fiscal years ended December 31, 2006 and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus(1) $	Option Awards(2) $	Other Compensation(3) $	Total $
Dr. Santanu Das President, Chief Executive Officer	2006 2007	350,000 350,000	55,000 0	389,304 70,782	19,420 18,670	813,724 439,452
Mr. Theodore Chung (1) Interim Chief Financial Officer and Treasurer	2006 2007	126,903 146,250	40,000 55,000	86,388 60,021	3,334 4,197	256,625 265,468
Mr. Michael McCoy (4) Interim Chief Accounting Officer	2006 2007	40,000 40,000	0 0	13,721 16,412	1,415 1,406	55,136 57,818
Mr. Theodore Quinlan (5) Vice President and Controller, Principal Accounting Officer	2006 2007	38,244 15,117	10,000 —	107,880 —	0 30	156,124 15,147

(1)	Bonuses & Salary Compensation—Mr. Chung received a special merit bonuses of $5,000 on February 28, 2007; $25,000 on August 15, 2007; and $25,000 on October 31, 2007; and he received a salary increase of $15,000 to $155,000 per year on August 1, 2007. Dr. Das and Mr. McCoy did not receive any cash awards or salary increase during 2007.
(2)	The assumptions used to calculate the value of stock awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 13, 2008.
(3)	Includes 401(k) matching contributions and/or life insurance payments.
(4)	Mr. McCoy was appointed Interim Chief Accounting Officer on January 12, 2007 and resigned from this role on January 4, 2008.
(5)	Mr. Quinlan was hired and became the Principal Accounting Officer on October 19, 2006, and then resigned on January 15, 2007.

Outstanding Option Awards. The following table contains information concerning the unexercised options and equity incentive plan awards for each Named Executive Officer as of December 31, 2007.

39

Outstanding Option Awards At Fiscal Year-end

	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date

Name
McCoy, Michael C	15,250	0	$3.2600	9/21/2008
	30,000	0	$9.4200	6/3/2009
	52,500	0	$30.9400	1/9/2008
	19,375	0	$10.7500	4/6/2008
	4,100	0	$1.5500	8/12/2010
	20,000	0	$9.4500	8/8/2008
	10,000	0	$4.1300	11/21/2008
	20,000	0	$4.0200	1/23/2009
	3,750	0	$0.9400	5/22/2010
	5,000	0	$2.4700	10/8/2010
	15,000	0	$2.4700	10/8/2010
	6,100	0	$2.4700	10/8/2010
	6,900	0	$3.3900	1/15/2011
	2,250	0	$1.5500	5/20/2011
	3,750	0	$1.5500	5/20/2011
	2,211	0	$1.5000	8/5/2011
	3,689	0	$1.5000	8/5/2011
	625	0	$1.5000	8/5/2011
	4,375	0	$1.5000	8/5/2011
	2,149	0	$1.2800	10/14/2011
	2,151	0	$1.2800	10/14/2011
	1,949	0	$1.1200	1/20/2012
	1,951	0	$1.1200	1/20/2012
	1,949	0	$1.6800	5/19/2012
	1,951	0	$1.6800	5/19/2012
	1,749	0	$1.6600	8/10/2012
	1,751	0	$1.6600	8/10/2012
	1,449	0	$1.4700	10/13/2012
	1,451	0	$1.4700	10/13/2012
	1,838	262	$1.8400	1/26/2013
	3,488	1,162	$2.1100	5/18/2013
	2,064	1,236	$1.6600	8/10/2013
	1,076	1,074	$1.4800	10/12/2013
	763	762	$1.3800	1/26/2014
	3,750	6,250	$1.3800	1/26/2014
	2,451	2,449	$1.6500	5/24/2014
	626	624	$1.5800	8/7/2014
	283	282	$1.0500	11/5/2014

Totals McCoy	259,714	14,101

Chung, Theodore	20,000	0	$17.6900	3/19/2008
	7,250	0	$4.1300	11/21/2008
	10,000	0	$2.4700	10/8/2010
	6,000	0	$1.5500	5/20/2011
	10,000	0	$1.5500	5/20/2011

	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date

Name
	5,900	0	$1.5000	8/5/2011
	2,149	0	$1.2800	10/14/2011
	7,800	0	$1.6800	5/19/2012
	7,000	0	$1.6600	8/10/2012
	10,000	0	$1.6600	8/10/2012
	5,800	0	$1.4700	10/13/2012
	5,000	0	$1.6500	12/27/2012
	3,675	525	$1.8400	1/26/2013
	17,500	2,500	$1.7900	3/1/2013
	10,426	3,474	$2.1100	5/18/2013
	6,157	3,693	$1.6600	8/10/2013
	3,176	3,174	$1.4800	10/12/2013
	12,500	12,500	$1.5500	12/12/2013
	5,000	15,000	$1.5500	4/5/2014
	9,796	9,794	$1.6500	5/24/2014
	1,875	13,125	$1.5800	8/7/2014
	2,500	2,500	$1.5800	8/7/2014
	1,126	1,124	$1.0500	11/5/2014

Totals Chung	170,630	67,409

Das, Santanu	113,500	0	$2.1200	1/22/2008
	225,000	0	$2.6600	4/14/2008
	585,000	0	$3.2600	9/21/2008
	300,000	0	$9.4200	6/3/2009
	250,000	0	$30.9400	1/9/2008
	112,500	0	$10.7500	4/6/2008
	200,000	0	$9.4500	8/8/2008
	8,853	0	$3.9400	9/21/2011
	120,000	0	$4.1300	11/21/2008
	250,000	0	$4.0200	1/23/2009
	30,000	0	$1.3600	5/23/2009
	10,000	0	$1.3600	5/23/2009
	20,000	0	$0.6600	8/14/2009
	8,000	0	$0.3300	10/24/2009
	25,000	0	$0.9200	1/22/2010
	75,000	0	$0.9200	1/22/2010
	30,000	0	$0.9200	1/22/2010
	50,000	0	$0.9400	5/22/2010
	53,400	0	$1.5510	8/12/2010
	80,000	0	$2.4700	10/8/2010
	50,000	0	$2.4700	10/8/2010
	31,000	0	$2.1900	12/11/2010
	1,000	0	$2.1900	12/11/2010
	91,000	0	$3.3900	1/15/2011
	30,000	0	$1.5500	5/20/2011
	50,000	0	$1.5500	5/20/2011
	29,250	0	$1.5000	8/5/2011

	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date

Name
	48,750	0	$1.5000	8/5/2011
	3,125	0	$1.5000	8/5/2011
	21,875	0	$1.5000	8/5/2011
	28,300	0	$1.2800	10/14/2011
	28,300	0	$1.2800	10/14/2011
	25,500	0	$1.1200	1/20/2012
	25,500	0	$1.1200	1/20/2012
	46,400	0	$1.6800	5/19/2012
	41,500	0	$1.6600	8/10/2012
	16,700	0	$1.4700	10/13/2012
	16,700	0	$1.4700	10/13/2012
	22,663	3,237	$1.8400	1/26/2013
	18,111	2,587	$1.7900	3/1/2013
	12,589	13,874	$2.1100	5/18/2013
	5,047	14,718	$1.6600	8/10/2013
	19,485	0	$1.6600	8/10/2013
	0	12,674	$1.4800	10/12/2013
	0	60,935	$1.5500	12/12/2013
	69,390	9,912	$1.7900	3/1/2013
	29,037	0	$2.1100	5/18/2013
	25,000	14,065	$1.5500	12/12/2013
	0	7,346	$1.6500	5/24/2014
	0	51,424	$1.6500	5/24/2014
	0	5,625	$1.5800	8/7/2014
	7,500	1,875	$1.5800	8/7/2014
	12,676	0	$1.4800	10/12/2013
	8,889	0	$1.3500	11/10/2009
	2,963	0	$2.0300	12/5/2010

Totals Das	3,364,503	198,272

Quinlan, Theodore	0	0

Totals Quinlan	0	0

*Mr.	Quinlan terminated his employment on January 15, 2007. Due to such termination, these options will expire, unvested.

Option Exercises And Stock Vested

Name	Number of Shares Acquired on Exercise	Value Realized Realized on Exercise
McCoy, Michael C	5,000	$1,000.00
	950	$190.00
	2,500	$2,250.00
	670	$824.10
	2,000	$1,280.00
	5,000	$3,200.00
	5,870	$3,756.80
Total McCoy	21,990	$12,500.90

Potential Termination/Change in Control Payments

Executive	2006 Base Salary($)	Highest Annual Bonus During 5 Most Recent Fiscal Years ($)	Total Change of Control Payment ($)
Santanu Das	$350,000	$50,000	$400,000

(1)	Assumes the executive officer is terminated following a change of control without cause or resigns for good reason.
(2)	Assumes a change of control occurred on December 31, 2007.

The Chief Executive Officer has a written executive agreement, dated September 12, 1997. The agreement is in effect for 12 months and continues each year to be in effect without any further action by either party unless either party gives written notice of termination to the other not later than three months past the extension date of the agreement. If a change in control occurs during the original or extended agreement, the agreement shall continue in effect until 12 months beyond the month in which the change in control occurred, provided however that the executive continues to be employed by the corporation.

In the event that the Corporation enters into a business combination agreement which, if effected, results in a change-in-control, the executive agrees that he will not voluntarily leave the employ of the Corporation, and will render the services contemplated in the recitals to his agreement, and the Corporation agrees that it will not terminate the employment of the Chief Executive Officer for any reason other than for cause until the earlier of i) in the opinion of the Board, the business combination agreement has been abandoned or terminated, or ii) until after such a change in control has been effected or 120 days from the date of the execution of a Business Combination Agreement.

In the event the Chief Executive Officer is terminated without cause in anticipation of the change in control or during the 12 months following the change in control, the Corporation shall pay to the Chief Executive Officer, his beneficiaries or heirs or estate, a lump sum equal to the sum of i) the entire amount of the executive’s annual base salary as in effect immediately prior to the change-in-control, and ii) the entire amount of the highest annual bonus paid to the executive during the five most recently completed fiscal years of the Corporation ending immediately prior to change-in-control.

The Board of Directors may constructively terminate the Chief Executive Officer for changed circumstances, which include, i) significant reduction in the nature or scope of the responsibilities, authority, powers, functions or duties of his job, or ii) an adverse change in the Chief Executive Officer’s work environment such that the executive is unable to perform his or her duties. In the event the Board constructively terminates Chief Executive Officer as a result of changed circumstances, he will be entitled to severance payments equal to the sum of 12 months salary plus an amount equal to the entire amount of the highest of the annual bonus paid to the executive over the previous five years. In addition, the Corporation shall pay the executive’s normal post-termination benefits in accordance with the Corporation’s retirement, insurance and other benefit plans and arrangements. The Corporation shall continue to provide the Chief Executive Officer with health benefit plans or arrangements until the twelve month anniversary of such termination.

If the Chief Executive Officer is terminated for just cause, he will not be entitled to receive any severance or other termination benefits.

At the election of the Corporation for reasons other than just cause, the Corporation may immediately terminate his employment by giving written notice of its intention to terminate. In this case, the executive is entitled to severance payments equal to the sum of 12 months salary plus an amount equal to the entire amount of the highest of the annual bonus paid to the executive over the previous five years. In addition, the Corporation shall pay the executive’s normal post-termination benefits in accordance with the Corporation’s retirement, insurance and other benefit plans and arrangements. The Corporation shall continue to provide the Chief Executive Officer with health benefit plans or arrangements until the twelve month anniversary of such termination.

If any of the termination payments discussed in this Section would constitute in whole or in part an “excess parachute payment,” then the amount of the total payment will be reduced to the minimum extent necessary to ensure that no portion constitutes an “excess parachute payment.” All calculations will be made by tax counsel or the Corporation’s independent auditors.

AUDIT COMMITTEE REPORT

The Audit Committee consists of Gerald F. Montry, James M. Pagos and Dr. Albert Paladino. Each of them is independent within the meaning of the Corporation’s director independence standards and the director independence standards of The Nasdaq Stock Market Inc. As such, the Board of Directors has determined that none of the committee members has a relationship to the Corporation that may interfere with his independence from the Corporation and its management. The Audit Committee believes that each of its members is financially sophisticated and is able to read and understand the consolidated financial statements of the Corporation. Mr. Montry serves as Chairman of the Audit Committee and is an “audit committee financial expert” as defined in SEC rules.

The Audit Committee oversees the Corporation’s accounting and financial reporting functions, including matters relating to the appointment and activities of the Corporation’s independent auditors. The Audit Committee regularly discusses with management and the independent auditors the financial information developed by the Corporation, the Corporation’s internal controls and auditor’s audit process. Each fiscal year the Audit Committee appoints the independent auditors and reviews periodically the auditors’ performance and independence from management. The Audit Committee met with the independent auditors (both with and without the presence of the Corporation’s management) to review and discuss the matters required to be discussed by auditing standards, including the Corporation’s consolidated financial statements, the report of the independent auditors on the results, scope and terms of their work, and their assessment and recommendations concerning the financial practices, controls, procedures and policies employed by the Corporation.

The Board of Directors has adopted a written charter for the Audit Committee setting forth the audit related functions the Committee is to perform. The charter is reviewed on an annual basis. This year, the Audit Committee reviewed the Corporation’s audited consolidated financial statements and met with both management and UHY LLP, the Corporation’s independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from and discussed with UHY LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also discussed with UHY LLP any matters required to be discussed by auditing standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by the Audit Committee of the Corporation’s Board of Directors,

Mr. Gerald F. Montry (Chairman)

Mr. James M. Pagos

Dr. Albert Paladino

INDEMNIFICATION MATTERS

The Corporation has entered into indemnification agreements with each of its Directors and Named Executive Officers. These agreements require the Corporation to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Corporation.

The Corporation has purchased primary directors’ and officers’ liability insurance from Chubb, AIG, Darwin Pro, and XL Specialty, covering all of the Corporation’s Directors and Named Executive Officers at an annual premium cost of $437,565.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL STOCKHOLDERS MEETING

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation’s principal executive offices not later than December 9, 2008 and not before November 10, 2008. Notice should be sent to the attention of the Secretary of the Corporation and must contain specific information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In order to curtail controversy as to the date on which a proposal will be marked as received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s Directors, Named Executive Officers and holders of more than 10% of the Corporation’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation’s Common Stock. Such persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to fiscal 2007 and written representations from certain Reporting Persons, the Corporation believes that directors, Named Executive Officers and all other Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2007, with the exception of Form 4 filings made by John Lattanzio and Herbert Chen on January 19, 2007.

RELATED PARTY TRANSACTIONS

None

OTHER MATTERS

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares of Common Stock represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TranSwitch Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:	That, at a meeting of the Board of Directors held on_____ , 200 __ , the Board of Directors of TranSwitch Corporation (the “Corporation”) duly and validly adopted the following resolution:

RESOLVED:	That a proposed amendment to the Amended and Restated Certificate of
Incorporation of the Corporation (the “Amendment”), effecting a change in Article
FOURTH thereof so that said Article FOURTH shall be amended as set forth in
Exhibit A hereto, as recommended to the stockholders of the Corporation for their consideration and approval as being in the best interests of the Corporation.

SECOND:	That the stockholders of the Corporation duly adopted such resolution at the Annual
Meeting of Stockholders held on May 22, 2008, in accordance with the provisions of
Section 211 of the General Corporation Law of the State of Delaware.

THIRD:	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said TranSwitch Corporation, has caused this certificate to be executed by its President, Chief Executive Officer, and attested to by its Vice President, Chief Financial Officer and Treasurer, on this                      day of                      , 200  .

TRANSWITCH CORPORATION

By:
Title: President, Chief Executive Officer

ATTEST:

By:
Title: Vice President,
Chief Financial Officer

Exhibit A

The first paragraph of Article FOURTH shall be deleted in its entirety and replaced with the following two paragraphs:

Effective upon the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”), each [TWO (2) UP THROUGH TWENTY (20)] shares of Common Stock, $.001 par value per share (the “Old Common Stock”), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $.001 par value per share (the “New Common Stock”), of the Corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be paid out in cash equal to such fraction multiplied by the closing trading price of the Corporation’s Common Stock on the Nasdaq Global Market or the Nasdaq Capital Market, as the case may be, on the trading day immediately before the Effective Date). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined below).

The total number of shares of all classes of capital stock, which the Corporation shall have the authority to issue, is 301,000,000 shares, consisting of 300,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and 1,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATION

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

TRANSWITCH CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

TranSwitch Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

FIRST:    That a Certificate of Designation of Series A Junior Participating Preferred Stock was originally filed with the Secretary of State of the State of Delaware on November 6, 2001, and as amended by a Certificate of Increase on April 19, 2005.

SECOND:    That no shares of Series A Junior Participating Preferred Stock have been issued as of the date of this Certificate of Amendment of Certificate of Designation.

THIRD:    That, at a meeting of the Board of Directors held on                     , 200  , of the Board of Directors of the Corporation duly and validly adopted the following resolutions:

RESOLVED:	That the designation and amount, and relative rights, preferences, voting powers and other special rights of the shares of the Corporation’s Series A Junior Participating
Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be amended and restated as set forth in Exhibit B attached hereto.

RESOLVED:	That the President, Chief Financial Officer or any Vice President and the Secretary or
any Assistant Secretary of the Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation, to file the Certificate of
Amendment of Certificate of Designation in accordance with the provisions of
Delaware General Corporation Law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

FOURTH:    That the aforesaid resolutions were duly and validly adopted in accordance with the applicable provisions of Section 151 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Designation to be executed by its President, Chief Executive Officer, this              day of                     , 200  .

TRANSWITCH CORPORATION

By:
President, Chief Executive Officer

Section 1.  Designation and Amount.    The shares of this series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Junior Preferred Stock shall be [TWO HUNDRED THOUSAND (200,000) DIVIDED BY TWO (2) UP THROUGH TWENTY (20)]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Preferred Stock.

Section 2.  Dividends and Distributions.

(a)    Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate per share amount of all cash dividends, and [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)    The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(c)    Dividends due pursuant to paragraph (a) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section  3.  Voting Rights.    The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

(a)    Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)    Except as otherwise provided in the Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)    Except as set forth herein, or as otherwise required by law, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section  4.  Certain Restrictions.

(a)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;

(ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock.

(b)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.    Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up.    Upon any liquidation, dissolution or winding up of the Corporation the holders of shares of Series A Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  Amendment.    The Restated Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Preferred Stock, voting together as a single class.

Section 9.  Rank.    The Series A Junior Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

APPENDIX C

TRANSWITCH CORPORATION

2008 EQUITY INCENTIVE PLAN

1.    Purpose and Eligibility.    The purpose of this 2008 Equity Incentive Plan (the “Plan”) of TranSwitch Corporation, a Delaware corporation (the “Company”), is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to (a) employees, officers, directors, consultants and advisors of the Company and its Subsidiaries or any future parent corporation, and (b) any other person who is determined by the Board to have made (or is expected to make) contributions to the Company. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 10.

2.    Administration.

a.    Administration by Board of Directors.    The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Stock Option Agreement (as defined below), Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and provisions of the respective Stock Option Agreements and Awards, which need not be identical, (iv) to create sub-plans hereunder necessary to comply with laws and regulations of any foreign country in which the Company may seek to grant an Award to a person eligible under Section 1, and (v) to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b.    Appointment of Committee.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). If so delegated, all references in the Plan to the “Board” shall mean such Committee or the Board.

c.    Delegation to Executive Officers.    To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

d.     Applicability of Section Rule 16b-3.    Notwithstanding anything to the contrary in the foregoing if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules (“Rule 16b-3”), such that all subsequent grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule. Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a “Reporting Person”).

3.    Stock Available for Awards.

a.     Number of Shares.    Subject to adjustment under Section 3(c), the (i) aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 15,000,000 (the “Available Shares”). If an Award granted under the Plan is (i) canceled, expires, forfeited, is settled in cash, settled by delivery of fewer shares of Common Stock than the number of shares of Common Stock underlying the award or option or otherwise is terminated without delivery of the shares of Common Stock to the holder of such award or option or (ii) shares that were withheld from such an Award or separately surrendered by the Participant in payment of an exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered and will be available under the Plan for subsequent awards.

b.    Per-Participant Limit.    Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to receive, acquire or purchase more than 3,000,000 shares of Common Stock.

c.    Adjustment to Common Stock.    Subject to Section 8, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of Available Shares and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. Any such adjustment to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.

4.    Stock Options.

a.    General.    The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement or such other form of documentation as may be approved by the Board (collectively, a “Stock Option Agreement”).

b.     Incentive Stock Options.    An Option that the Board intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Nonqualified Stock Option.”

c.     Dollar Limitation.    For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Board, Options shall be taken into account in the order granted, and the Board may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

d.     Exercise Price.    The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price of an Incentive Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date such

Option is granted. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary or future parent corporation, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant. The Board in its sole and absolute discretion may, with the consent of the Recipient, if applicable, and subject to compliance with any legal, regulatory or other administrative requirements applicable to the Plan amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, to either (1) reduce the exercise price of an outstanding Option or other Award or (2) simultaneously cancel Options for which the exercise price exceeds the then current Fair Market Value of the underlying Common Stock and grant a new Award with an exercise price equal to or greater than the then current Fair Market Value of the underlying Common Stock.

e.     Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary or future parent corporation, the term of the Option shall be no longer than five (5) years from the date of grant.

f.    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board in its sole and absolute discretion:

i.    by check payable to the order of the Company;

ii.    only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

iii.    to the extent permitted in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant; or

iv.    payment of such other lawful consideration as the Board may determine.

Except as otherwise expressly set forth in a Stock Option Agreement, the Board shall have no obligation to accept consideration other than cash. The fair market value of any shares of the Company’s Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

g.    Determination of Fair Market Value.    If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded under the Exchange Act, “Fair Market Value” shall mean (i) if the Common Stock is listed on any established stock exchange, its fair market value shall be the closing price for such stock on that date or the closing price as reported on NASDAQ; or (ii) if the Common Stock is traded in the over-the-counter securities market, then the average of the high bid and low bid quotations for the Common Stock as published in The Wall Street Journal. In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

5.     Restricted Stock.

a.    Grants.    The Board may (i) grant Awards to a Participant of restricted shares of Common Stock and shall determine the price, if any, to be paid by the Participant for each restricted share of Common Stock and (ii) shall provide the right of the Company to repurchase all or part of such shares at the issue price or other stated or formula price from the Participant in the event that the conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b.    Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.    Other Stock-Based Awards.    The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards, performance stock, deferred stock, restricted stock units, shares of Common Stock not subject to any restrictions or stock units.

7.     General Provisions Applicable to Awards.

a.    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except as the Board may otherwise determine or provide in an Award, other than an Incentive Stock Option, may be transferred pursuant to a qualified domestic relations order (as defined in Employee Retirement Income Security Act of 1974, as amended) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Stock Option Agreement and Restricted Stock Award, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.    Documentation.    Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

c.    Board Discretion.    The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d.     Additional Award Provisions.     The Board may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Stock Award or other Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

e.     Termination of Status.     The Board shall determine the effect on an Award of the disability (as defined in Code Section 22(e)(3)), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

f.     Change of Control of the Company.

i.    Unless otherwise expressly provided in the applicable Stock Option Agreement or Restricted Stock Award or other Award, in connection with the occurrence of a Change in Control (as defined below), the Board shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board shall specify), take one or any combination of the following actions:

A.    make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation, or (z) such other securities as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Award immediately preceding the Change of Control (as determined by the Board in its sole discretion;

B.    accelerate the date of exercise or vesting of such Award;

C.    permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation;

D.    provide for the repurchase of the Award for an amount equal to the difference of (i) the consideration received per share for the securities underlying the Award in the Change of Control minus (ii) the per share exercise price of such securities. Such amount shall be payable in cash or the property payable in respect of such securities in connection with the Change of Control. The value of any such property shall be determined by the Board in its discretion; or

E.    Solely with respect to a transaction described in Section 7(f)(i)(F)(a) below, provide for the termination of such Award immediately prior to the consummation of the Change of Control; provided that no such termination shall be effective unless the option holder is provided at least fifteen (15) business days prior to the consummation of the Change of Control to exercise his/her options.

F.    For the purpose of this Agreement, a “Change of Control” shall mean:

(a)    The consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from the Merger (the Resulting Corporation”) as a result of the individuals’ and entities’ shareholdings in the Company immediately prior to the consummation of the Merger and without regard to any of the individual’s and entities’ shareholdings in the Resulting Corporation immediately prior to the consummation of the Merger, (ii) a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company.

g.    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company or termination of an Award under Section 7(f)(i)(E), the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Board in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.

h.    Assumption of Options Upon Certain Events.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

i.    Parachute Payments and Parachute Awards.    Notwithstanding the provisions of Section 7(f), if, in connection with a Change of Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) and not otherwise paid for by the Company, then the number of Awards which shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Change of Control, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(i) shall be made by the Company.

j.    Amendment of Awards.    The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

k.    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, or regulations.

l.    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a Change In Control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In addition, the Board may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised.

m.    Participation in Foreign Countries.    The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

8.    Withholding.    The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state, or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or the purchase of shares subject to the Award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an Award may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (b) by delivering to the Company shares of Common Stock already owned by the optionee or Award recipient of an Award. The shares so delivered or withheld shall have a fair market value of the shares used to satisfy such withholding obligation as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or recipient of an Award who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

9.    No Exercise of Option if Engagement or Employment Terminated for Cause.    If the employment or engagement of any Participant is terminated “for Cause”, the Award may terminate, upon a determination of the Board, on the date of such termination and the Option shall thereupon not be exercisable to any extent whatsoever and the Company shall have the right to repurchase any shares of Common Stock subject to a Restricted Stock Award whether or not such shares have vested. For purposes of this Section 9, “for Cause” shall be defined as follows: (i) if the Participant has executed an employment agreement, the definition of “cause” contained therein, if any, shall govern, or (ii) if the Participant has not executed an employment agreement in which the definition of “cause” is provided, conduct, as determined by the Board of Directors, involving one or more of the following: (a) gross misconduct or inadequate performance by the Participant which is injurious to the Company; or (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; or (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier, or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; or (d) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company (to the extent such restriction is enforceable under applicable state law; or (e) the indictment or conviction of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations; or (f) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause. The Board may in its discretion waive or modify the provisions of this Section at a meeting of the Board with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.

10.    Miscellaneous.

a.    Definitions.

i.    “Company”, for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of TranSwitch Corporation, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of TranSwitch Corporation, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

ii.    “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

iii.    “Effective Date” means the date the Plan is approved by the Company’s stockholders.

iv.    “Employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

b.    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit and Awards granted under this Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the Participant.

c.    Compliance with Law.    The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulation. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any share subject to an Award up on any security exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Common Stock may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way effect the date of termination of the Award. Any determination in connection with the preceding sentence by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Common Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes that a Option shall not be exercised until the shares of Common Stock covered by such Option are registered or exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned up on the effectiveness of such registration or availability of such an exemption.

d.    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

e.    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is approved by the stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was approved by the stockholders, but Awards previously granted may extend beyond that date.

f.    Amendment of Plan.    The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever. An Amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.

g.    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

Approvals

Original Plan

Adopted by the Board of Directors on:	April 8, 2008
Approved by the Stockholders on:	______________ __, 2008

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TSCORP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TranSwitch Corporation

1.	To elect a Board of Directors for the ensuing year.					To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below
	Nominees:	(01) Dr.Santanu Das	For	Withhold	For All
		(02) Mr. Alfred F. Boschulte	All	All	Except
(03) Dr. Hagen Hultzsch
		(04) Mr. Gerald F. Montry	☐	☐	☐
(05) Mr. James M. Pagos
(06) Dr. Albert E. Paladino
(07) Mr. Thomas H. Baer
(08) Mr. Herbert Chen

Vote on Proposals
		For	Against	Abstain
2.	To ratify the appointment of UHY LLP as the Corporation’s independent certified public accountants for the fiscal year ending December 31, 2008.	☐	☐	☐

3.	To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation that will allow the Corporation’s Board of Directors to effect a Reverse Split (the “Reverse Split”) of the Corporation’s Common Stock $.001 par value per share, and to grant the Corporation’s Board of Directors the authority, in its sole discretion, (i) to set the ratio for the Reverse Split at up to one-for-twenty, or (ii) not to complete the Reverse Split.	☐	☐	☐

4.	To approve the TranSwitch Corporation 2008 Equity Incentive Plan.	☐	☐	☐

5.	To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.	☐	☐	☐

TranSwitch Corporation

Annual Meeting of Stockholders – Thursday, May 22, 2008

Time: 10:00 am local time

Place: Trumbull Marriot Hotel,

180 Hawley Lane, Trumbull, Connecticut 06611

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Dr. Santanu Das and Mr. Robert Bosi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of TranSwitch Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on Thursday, May 22, 2008 at the Trumbull Marriot Hotel, 180 Hawley Lane, Trumbull, Connecticut 06611, and any adjournment or postponement thereof.

The stockholder(s) hereby acknowledge(s) receipt of the Proxy Statement dated April XX, 2008.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE